Product supplement no. 1-I	Registration Statement Nos. 333-222672 and 333-222672-01
To prospectus dated April 5, 2018 and	Dated April 5, 2018
prospectus supplement dated April 5, 2018	Rule 424(b)(2)

JPMorgan Chase & Co.
Interest Rate Linked Notes
Interest Rate and Equity Index Linked Notes

JPMorgan Chase financial company LLC
Interest Rate Linked Notes
Interest Rate and Equity Index Linked Notes
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

General

•	Each of JPMorgan Chase & Co. and JPMorgan Chase Financial Company LLC may from time to time offer and sell (a) interest rate linked notes or (b) interest rate and equity index linked notes.
•	The notes issued by JPMorgan Chase & Co. are unsecured and unsubordinated obligations of JPMorgan Chase & Co. Any payment on the notes issued by JPMorgan Chase & Co. is subject to the credit risk of JPMorgan Chase & Co.
•	The notes issued by JPMorgan Chase Financial Company LLC are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes issued by JPMorgan Chase Financial Company LLC is subject to the credit risk of JPMorgan Chase Financial Company LLC, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
•	This product supplement describes terms that will apply generally to the notes and supplements the terms described in the prospectus supplement and the prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply to specific issuances of the notes, including any changes to the terms specified below. These term sheets and pricing supplements are referred to generally in this product supplement as terms supplements. A separate underlying supplement or the relevant terms supplement will describe any interest rate or equity index to which the notes are linked but not described in this product supplement. If the terms described in the relevant terms supplement are inconsistent with those described in this product supplement, any accompanying underlying supplement, the prospectus supplement or the prospectus, the terms described in the relevant terms supplement will govern your notes.
•	The interest the Issuer (as defined below) will pay on the notes is a fixed rate and/or a floating rate linked to one or more of the U.S. Dollar ICE Swap (“USD ICE”) Rate, the Euro ICE Swap (“EUR ICE”) Rate, the British Pounds Sterling ICE Swap (“GBP ICE”) Rate, the London Interbank Offered Rate (“LIBOR”), the U.S. Consumer Price Index (“CPI”) or one or more equity indices or such other interest rate or interest rates as specified in the relevant terms supplement. The Interest Rate on the notes may be fixed for an initial period and then become a floating rate. The Interest Rate on the notes may also be linked to a spread between the interest rates, multiplied by a Leverage Factor or increased or decreased by a spread or may be subject to an Accrual Provision.
•	If so specified in the relevant terms supplement, at the Issuer’s option, the Issuer may redeem the notes, in whole or in part, on any of the specified Redemption Dates.
•	The notes are not appropriate for all investors and involve a number of risks and important legal and tax consequences that should be discussed with your professional advisers.
•	For important information about tax consequences relating to the notes, see “Material U.S. Federal Income Tax Consequences” beginning on page PS-51 of this product supplement.
•	The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Key Terms

Issuer:	The issuer of the notes, as specified in the relevant terms supplement, is referred to in this product supplement as the “Issuer.” The Issuer will be either JPMorgan Chase & Co. or JPMorgan Chase Financial Company LLC.
Guarantor:	For notes issued by JPMorgan Chase Financial Company LLC, JPMorgan Chase & Co., in its capacity as guarantor of those notes, is referred to in this product supplement as the “Guarantor.”
Components:	Any interest rate or equity index (if applicable) to which the notes are linked is referred to in this product supplement as a “Component” (collectively, the “Components”). In addition, any equity index to which the notes are linked is referred to in this product supplement as an “Equity Index.”
Maturity Date:	As specified in the relevant terms supplement; provided that the maturity date will not be less than one year and one day (counting for this purpose the issue date but not the maturity date) after the issue date. The maturity date of the notes is subject to adjustment in the event of certain market disruption events and in accordance with the Business Day Convention and the Interest Accrual Convention as described under “Description of Notes — Payment on the Notes.”
Payment at Maturity:	Your payment at maturity per $1,000 principal amount note will be as specified in the relevant terms supplement and may be linked to the performance of an Equity Index or the least performing of two or more Equity Indices. Unless otherwise specified in the relevant terms supplement, if your notes are not linked to the performance of an Equity Index or the least performing of two of more Equity Indices and if the notes have not been redeemed (if applicable), at maturity you will receive a cash payment for each $1,000 principal amount note equal to $1,000 plus any accrued and unpaid interest.

Payment upon Redemption (if applicable):	If so specified in the relevant terms supplement, at the Issuer’s option, the Issuer may redeem the notes, in whole or in part, on any of the specified Redemption Dates. Unless otherwise specified in the relevant terms supplement, if the notes are redeemed, you will receive, on the applicable Redemption Date, a cash payment equal to $1,000 for each $1,000 principal amount note redeemed, in accordance with the Business Day Convention and the Interest Accrual Convention as described under “Description of Notes — Payment on the Notes” plus any accrued and unpaid interest. Any accrued and unpaid interest on notes redeemed will be paid to the person who is the holder of record of such notes at the close of business on the date one (1) business day prior to the applicable Redemption Date.
Redemption Date(s) (if applicable):	As specified in the relevant terms supplement. Any Redemption Date is subject to adjustment in accordance with the Business Day Convention and the Interest Accrual Convention as described under “Description of Notes — Payment on the Notes.”
Interest:	Unless otherwise specified in the relevant terms supplement, with respect to each Interest Period, for each $1,000 principal amount note, the interest payment will be calculated as follows:
$1,000 × Interest Rate × Day Count Fraction
Interest Rate (if an Accrual Provision is not applicable):	With respect to any Interest Period, a rate per annum as specified in the relevant terms supplement, which may be a fixed rate or a floating rate linked to a rate or rates specified in the relevant terms supplement and, if so specified in the relevant terms supplement, linked to a spread between the interest rates, multiplied by a Leverage Factor and/or plus or minus a spread. If the Interest Rate for any Interest Period is specified as a fixed rate in the relevant terms supplement, such Interest Rate may increase or decrease on one or more Interest Payment Dates at the beginning of the applicable Interest Period(s). If the Interest Rate for any Interest Period is determined by reference to a floating rate, for purposes of the determination of the Interest Rate for an Interest Period, that floating rate will be reset on each Interest Reset Date, as specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Interest Rate on the notes will be (1) 5.00% per annum from and including the issue date to but excluding the first Interest Payment Date, (2) 5.25% per annum from and including the first Interest Payment Date to but excluding the second Interest Payment Date and (3) 6.00% per annum from and including the second Interest Payment Date to but excluding the Interest Payment Date for the final Interest Period. Alternatively, for example, the relevant terms supplement may specify that the Interest Rate for each Interest Period will be equal to the sum of (1) the LIBOR Rate with a Designated Maturity of three months which is determined on the applicable Interest Reset Date plus (2) a spread of 4.00%. For the avoidance of doubt, the Interest Rate may be one or more rates per annum that can be fixed or floating (linked to a spread between the interest rates, multiplied by a Leverage Factor and/or plus or minus a spread, if applicable), and each such rate per annum may be specified with respect to an Interest Period. In addition, an Interest Rate may change from one Interest Period to another from one fixed or floating rate to another fixed or floating rate (in each case, linked to a spread between the interest rates, multiplied by a Leverage Factor and/or plus or minus a spread, if applicable).
Interest Rate (if an Accrual Provision is applicable):	If the relevant terms supplement specifies an Accrual Provision, the Interest Rate for each Interest Period (other than an Interest Period(s) to which a fixed rate applies, as applicable) will be calculated as follows:
, where
“Variable Days” means, with respect to each Interest Payment Date and the immediately preceding Interest Period, the actual number of calendar days that the Accrual Provision is satisfied in such Interest Period.
“Actual Days” means, with respect to each Interest Payment Date and the immediately preceding Interest Period, the actual number of calendar days during such Interest Period.
Interest Factor:	With respect to any Interest Period, a rate per annum as specified in the relevant terms supplement, which may be a fixed rate or a floating rate linked to a rate specified in the relevant terms supplement and, if so specified in the relevant terms supplement, linked to a spread between the rates, multiplied by a Leverage Factor and/or plus or minus a spread. If the Interest Factor for any Interest Period is specified as a fixed rate in the relevant terms supplement, such Interest Factor may increase or decrease from one Interest Period to another. If the Interest Factor for any Interest Period is determined by reference to a floating rate, for purposes of the determination of the Interest Factor for an Interest Period, that floating rate will be reset on each Interest Reset Date, as specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Interest Factor on the notes will be (1) 5.00% from and including the issue date to but excluding the first Interest Payment

Date, (2) 5.25% from and including the first Interest Payment Date to but excluding the second Interest Payment Date and (3) 6.00% from and including the second Interest Payment Date to but excluding the Interest Payment Date for the final Interest Period. Alternatively, for example, the relevant terms supplement may specify that the Interest Factor for each Interest Period will be equal to the sum of (1) the LIBOR Rate with a Designated Maturity of three months which is determined on the applicable Interest Reset Date plus (2) a spread of 4.00%. For the avoidance of doubt, the Interest Factor may be one or more rates per annum that can be fixed or floating (linked to a spread between the interest rates, multiplied by a Leverage Factor and/or plus or minus a spread, if applicable), and each such rate per annum may be specified with respect to an Interest Period. In addition, an Interest Factor may change from one Interest Period to another from one fixed or floating rate to another fixed or floating rate (in each case, linked to a spread between the interest rates, multiplied by a Leverage Factor and/or plus or minus a spread, if applicable).
Index Return:	Unless otherwise specified in the relevant terms supplement, with respect to an Equity Index:
Ending Index Level – Initial Index Level (or Index Strike Level, if applicable) Initial Index Level (or Index Strike Level, if applicable)
Initial Index Level:	Unless otherwise specified in the relevant terms supplement, with respect to an Equity Index, the Equity Index Level of that Equity Index on the pricing date or such other date as specified in the relevant terms supplement. With respect to an Equity Index, the relevant terms supplement may specify a level other than the Equity Index Level on the pricing date, which is referred to in this product supplement as the “Index Strike Level,” to be used for calculating the Index Return of that Equity Index and the amount payable at maturity, if any. The Index Strike Level, if applicable, for an Equity Index may be based on and/or expressed as a percentage of the Equity Index Level of that Equity Index as of a specified date, or may be determined without regard to the Equity Index Level of that Equity Index as of a particular date. For example, the relevant terms supplement may specify that, for a particular Equity Index, an Index Strike Level equal to 95% of the Initial Index Level of that Equity Index will be used to calculate the Index Return of that Equity Index.
Ending Index Level:	Unless otherwise specified in the relevant terms supplement, with respect to an Equity Index, the Equity Index Level of that Equity Index on the Observation Date or such other date as specified in the relevant terms supplement.
Least Performing Index:	Unless otherwise specified in the relevant terms supplement, if your notes are linked to the least performing of two or more Equity Indices, the Least Performing Index, which may be referred to as the “Lesser Performing Index” if the notes are linked to only two Equity Indices, will be the Equity Index with the Least Performing Index Return.
Least Performing Index Return:	Unless otherwise specified in the relevant terms supplement, if your notes are linked to the least performing of two or more Equity Indices, the Least Performing Index Return, which may be referred to as the “Lesser Performing Index Return” if the notes are linked to only two Equity Indices, is the lowest of the Index Returns of such Equity Indices.
Business Day Convention:	As specified in the relevant terms supplement and as described under “Description of Notes — Payment on the Notes.”
Interest Accrual Convention:	As specified in the relevant terms supplement and as described under “Description of Notes — Payment on the Notes.”
Day Count Fraction:	As specified in the relevant terms supplement and as described under “Description of Notes — Interest.”
Minimum Rate (if applicable):	Unless otherwise specified in the relevant terms supplement, 0.00%.
Maximum Rate (if applicable):	For each Interest Period, a rate specified in the relevant terms supplement, which may be a fixed rate or a floating rate, which may be linked to a spread between the interest rates, multiplied by a Leverage Factor and/or plus or minus a spread. For example, the relevant terms supplement may specify that the Maximum Rate for each Interest Period will be equal to the lesser of (1) 9.00% and (2) the product of (a) 2.0 and (b) the sum of (i) the LIBOR Rate with a Designated Maturity of three months which is determined on the applicable Interest Reset Date and (ii) 0.25%. If the Maximum Rate is determined in whole or in part by reference to a floating rate (if applicable), for purposes of the determination of the Maximum Rate for an Interest Period, that floating rate will be reset on each Interest Reset Date.
Leverage Factor (if applicable):	As specified in the relevant terms supplement.

Interest Reset Date(s) (if applicable):	As specified in the relevant terms supplement. The relevant terms supplement may specify specific Interest Periods in which the Interest Reset Dates are applicable. For example, the notes may bear a fixed rate of interest for one year, and a floating rate of interest for years two through five, in which case the Interest Reset Dates will be applicable for such subsequent period.
Accrual Provision (if applicable):	As specified in the relevant terms supplement. The Accrual Provision will be deemed satisfied on each calendar day during an Interest Period (other than an Interest Period(s) to which a fixed rate applies, if applicable) on which one or a combination of the following (as specified in the relevant terms supplement) occurs: (i) the USD ICE Swap Provision is satisfied; (ii) the EUR ICE Swap Provision is satisfied; (iii) the GBP ICE Swap Provision is satisfied; (iv) the LIBOR Provision is satisfied or (v) the Equity Index Provision is satisfied.
USD ICE Swap Provision:	Unless otherwise specified in the relevant terms supplement, the USD ICE Swap Provision will be deemed satisfied on each calendar day during an Interest Period (other than an Interest Period(s) to which a fixed rate applies, if applicable) on which, as specified in the relevant terms supplement, the applicable USD ICE Swap Rate of a Designated Maturity or the difference between two USD ICE Swap Rates with different Designated Maturities (which is referred to in this product supplement as the “USD ICE Swap Spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which is referred to in this product supplement as the “USD ICE Range”), or equal to, less than or greater than a specified percentage (which is referred to in this product supplement as the “USD ICE Strike”), which may be equal to, less than or greater than (as specified in the relevant terms supplement) 0%, in each case, as determined on the applicable USD ICE Swap Determination Date.
EUR ICE Swap Provision:	Unless otherwise specified in the relevant terms supplement, the EUR ICE Swap Provision will be deemed satisfied on each calendar day during an Interest Period (other than an Interest Period(s) to which a fixed rate applies, if applicable) on which, as specified in the relevant terms supplement, the applicable EUR ICE Swap Rate of a Designated Maturity or the difference between two EUR ICE Swap Rates with different Designated Maturities (which is referred to in this product supplement as the “EUR ICE Swap Spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which is referred to in this product supplement as the “EUR ICE Range”), or equal to, less than or greater than a specified percentage (which is referred to in this product supplement as the “EUR ICE Strike”), which may be equal to, less than or greater than (as specified in the relevant terms supplement) 0%, in each case, as determined on the applicable EUR ICE Swap Determination Date.
GBP ICE Swap Provision:	Unless otherwise specified in the relevant terms supplement, the GBP ICE Swap Provision will be deemed satisfied on each calendar day during an Interest Period (other than an Interest Period(s) to which a fixed rate applies, if applicable) on which, as specified in the relevant terms supplement, the applicable GBP ICE Swap Rate of a Designated Maturity or the difference between two GBP ICE Swap Rates with different Designated Maturities (which is referred to in this product supplement as the “GBP ICE Swap Spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which is referred to in this product supplement as the “GBP ICE Range”), or equal to, less than or greater than a specified percentage (which is referred to in this product supplement as the “GBP ICE Strike”), which may be equal to, less than or greater than (as specified in the relevant terms supplement) 0%, in each case, as determined on the applicable GBP ICE Swap Determination Date.
LIBOR Provision:	Unless otherwise specified in the relevant terms supplement, the LIBOR Provision will be deemed satisfied on each calendar day during an Interest Period (other than an Interest Period(s) to which a fixed rate applies, if applicable) on which, as specified in the relevant terms supplement, the applicable LIBOR Rate of a Designated Maturity or the difference between two LIBOR Rates with different Designated Maturities (which is referred to in this product supplement as the “LIBOR Spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which is referred to in this product supplement as the “LIBOR Range”), or equal to, less than or greater than a specified percentage (which is referred to in this product supplement as the “LIBOR Strike”), which may be equal to, less than or greater than (as specified in the relevant terms supplement) 0%, in each case, on the applicable LIBOR Determination Date.
Equity Index Provision:	Unless otherwise specified in the relevant terms supplement, the Equity Index Provision will be deemed satisfied on each calendar day during an Interest Period (other than an Interest Period(s) to which a fixed rate applies, if applicable) on which, as specified in the relevant terms supplement, the Equity Index Level of each Equity Index to which your notes are linked is equal to or greater than the low end of a range and equal to or less than the high end of such range (which is referred to in this product supplement as the “Equity Index Range”) or equal to, less than or greater than a specified level of such Equity Index (which is referred to in this product supplement as the “Equity Index Strike”), which may be equal to, less than or greater than (as specified in the relevant terms supplement) 0, in each case, on the applicable Equity Index Determination Date.
Interest Period:	Unless otherwise specified in the relevant terms supplement, the period beginning on and including the issue date of the notes and ending on but excluding the first Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date or, if the notes are subject to redemption and have been redeemed prior to such next succeeding Interest Payment Date, ending on but excluding the Redemption Date.
Interest Payment Dates:	As specified in the relevant terms supplement. Any Interest Payment Date is subject to adjustment in accordance with the Business Day Convention and the Interest Accrual Convention as described under “Description of Notes — Payment on the Notes.”
USD ICE Swap Rate:	Unless otherwise specified in the relevant terms supplement, with respect to the applicable Interest Reset Date or USD ICE Swap Determination Date, as applicable, the USD ICE Swap Rate refers to the rate for U.S. Dollar swaps with the Designated Maturities specified in the relevant terms supplement that appears on Reuters page “ICESWAP1” (or any successor page) at approximately 11:00 a.m., New York City time, on such Interest Reset Date or USD ICE Swap Determination Date, as applicable, as determined by the calculation agent. If, on such Interest Reset Date or USD ICE Swap Determination Date, as applicable, the applicable USD ICE Swap Rate cannot be determined by reference to Reuters page “ICESWAP1” (or any successor page), then the calculation agent will determine the applicable USD ICE Swap Rate in accordance with the procedures set forth below under “Description of Notes—Interest—The Underlying Rates—USD ICE Swap Rate.”
EUR ICE Swap Rate:	Unless otherwise specified in the relevant terms supplement, with respect to the applicable Interest Reset Date or EUR ICE Swap Determination Date, as applicable, the EUR ICE Swap Rate refers to the annual swap rate for euro swap transactions with the Designated Maturities, specified in the relevant terms supplement that appears on Reuters page “ICESWAP2” (or any successor page) under the heading “EURIBOR BASIS—EUR” and above the caption “11:00 AM Frankfurt” at approximately 11:00 a.m., Frankfurt time, on such Interest Reset Date or EUR ICE Swap Determination Date, as applicable, as determined by the calculation agent. If, on such Interest Reset Date or EUR ICE Swap Determination Date, as applicable, the applicable EUR ICE Swap Rate cannot be determined by reference to Reuters page “ICESWAP2” (or any successor page), then the calculation agent will determine the applicable EUR ICE Swap Rate in accordance with the procedures set forth below under “Description of Notes—Interest—The Underlying Rates—EUR ICE Swap Rate.”
GBP ICE Swap Rate:	Unless otherwise specified in the relevant terms supplement, with respect to the applicable Interest Reset Date or GBP ICE Swap Determination Date, as applicable, the GBP ICE Swap Rate refers to the annual swap rate for British pounds sterling swap transactions with the Designated Maturities, specified in the relevant terms supplement that appears on Reuters page “ICESWAP4” (or any successor page) under the heading “LIBOR-BASIS-GBP” and above the caption “11:00 AM London” at approximately 11:15 a.m., London time, on such Interest Reset Date or GBP ICE Swap Determination Date, as applicable, as determined by the calculation agent. If, on such Interest Reset Date or GBP ICE Swap Determination Date, as applicable, the applicable GBP ICE Swap Rate cannot be determined by reference to Reuters page “ICESWAP4” (or any successor page), then the calculation agent will determine the applicable GBP ICE Swap Rate in accordance with the procedures set forth below under “Description of Notes—Interest—The Underlying Rates—GBP ICE Swap Rate.”
USD ICE Swap Determination Date:	Unless otherwise specified in the relevant terms supplement, for each calendar day in an Interest Period to which the applicable USD ICE Swap Provision applies, the second U.S. Government Securities Business Day prior to such calendar day; provided, however, that if such calendar day is not a U.S. Government Securities Business Day, the USD ICE Swap Determination Date will be the third U.S. Government Securities Business Day immediately preceding such calendar day. For example, if the applicable calendar day was a Saturday or Sunday, the USD ICE Swap Determination Date would be the Wednesday preceding such calendar day (i.e., the third U.S. Government Securities Business Day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a U.S. Government Securities Business Day. Notwithstanding the foregoing, if the relevant terms supplement specifies that an Exclusion Period applies, for each calendar day in the Exclusion Period, the USD ICE Swap Determination Date will be the U.S. Government Securities Business Day immediately preceding the first day of the Exclusion Period, unless otherwise specified in the relevant terms supplement.
EUR ICE Swap Determination Date:	Unless otherwise specified in the relevant terms supplement, for each calendar day in an Interest Period to which the applicable EUR ICE Swap Provision applies, the second TARGET Settlement Day prior to such calendar day; provided, however, that if such calendar day is not a TARGET Settlement Day, the EUR ICE Swap Determination Date will be the third TARGET Settlement Day immediately preceding such calendar day. For example, if the applicable calendar day was a Saturday or Sunday, the EUR ICE Swap Determination Date would be the Wednesday preceding such calendar day (i.e., the third TARGET Settlement Day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a TARGET Settlement Day. Notwithstanding the foregoing, if the relevant terms supplement specifies that an Exclusion Period applies, for each calendar day in the Exclusion Period, the EUR ICE Swap Determination Date will be the TARGET Settlement Day immediately preceding the first day of the Exclusion Period, unless otherwise specified in the relevant terms supplement.

GBP ICE Swap Determination Date:	Unless otherwise specified in the relevant terms supplement, for each calendar day in an Interest Period to which the applicable GBP ICE Swap Provision applies, the second London Business Day prior to such calendar day; provided, however, that if such calendar day is not a London Business Day, the GBP ICE Swap Determination Date will be the third London Business Day immediately preceding such calendar day. For example, if the applicable calendar day was a Saturday or Sunday, the GBP ICE Swap Determination Date would be the Wednesday preceding such calendar day (i.e., the third London Business Day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a London Business Day. Notwithstanding the foregoing, if the relevant terms supplement specifies that an Exclusion Period applies, for each calendar day in the Exclusion Period, the GBP ICE Swap Determination Date will be the London Business Day immediately preceding the first day of the Exclusion Period, unless otherwise specified in the relevant terms supplement.
TARGET Settlement Day:	Any day, unless otherwise specified in the relevant terms supplement, on which the Trans-European Automated Real-time Gross settlement Express Transfer system (“TARGET2”) is open.
LIBOR Rate:	Unless otherwise specified in the relevant terms supplement, with respect to the applicable Interest Reset Date or LIBOR Determination Date, as applicable, the LIBOR Rate refers to the London Interbank Offered Rate for deposits in U.S. dollars with the Designated Maturity specified in the relevant terms supplement that appears on Reuters page “LIBOR01” (or any successor page) at approximately 11:00 a.m., London time, on such Interest Reset Date or LIBOR Determination Date, as determined by the calculation agent. If, on such Interest Reset Date or LIBOR Determination Date, the applicable LIBOR Rate cannot be determined by reference to Reuters page “LIBOR01” (or any successor page), then the calculation agent will determine the applicable LIBOR Rate in accordance with the procedures set forth below under “Description of Notes — Interest — The Underlying Rates — LIBOR Rate.”
LIBOR Determination Date:	Unless otherwise specified in the relevant terms supplement, for each calendar day in an Interest Period to which the applicable LIBOR Provision applies, the second London Business Day prior to such calendar day; provided, however, that if such calendar day is not a London Business Day, the LIBOR Determination Date will be the third London Business Day immediately preceding such calendar day. For example, if the applicable calendar day was a Saturday or Sunday, the LIBOR Determination Date would be the Wednesday preceding such calendar day (i.e., the third London Business Day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a London Business Day. Notwithstanding the foregoing, if the relevant terms supplement specifies that an Exclusion Period applies, for each calendar day in the Exclusion Period, the LIBOR Determination Date will be the London Business Day immediately preceding the first day of the Exclusion Period, unless otherwise specified in the relevant terms supplement.
Consumer Price Index, or CPI:	The non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers, as published on Bloomberg page “CPURNSA” (or any successor page) or any successor index as described below.
CPI Rate:	Unless otherwise specified in the relevant terms supplement, with respect to the applicable Interest Reset Date, the CPI Rate refers to the change in the CPI calculated as follows:
CPIt - CPIt-x
CPIt-x

where:
“CPIt” is the level of the CPI for the calendar month prior to the calendar month of such Interest Reset Date, which is referred to in this product supplement as the “reference month”; and
“CPIt-x “ is the level of the CPI for the “x” calendar month prior to the reference month, where “x” will be a number specified in the relevant terms supplement. For example, if “x” is twelve, “CPIt-x “ will be the level of the CPI for the twelfth calendar month prior to the reference month.
If, on such Interest Reset Date, the applicable CPI Rate cannot be determined by reference to the levels of the CPI for the relevant months as published on Bloomberg CPURNSA or any successor source, then the calculation agent will determine the applicable CPI Rate in accordance with the procedures set forth below under “Description of Notes — Interest — The Underlying Rates — CPI Rate.”
USD ICE Range (if applicable):	As specified in the relevant terms supplement.
USD ICE Swap Spread (if applicable):	As specified in the relevant terms supplement.
USD ICE Strike (if applicable):	As specified in the relevant terms supplement.

EUR ICE Range (if applicable):	As specified in the relevant terms supplement.
EUR ICE Swap Spread (if applicable):	As specified in the relevant terms supplement.
EUR ICE Strike (if applicable):	As specified in the relevant terms supplement.
GBP ICE Range (if applicable):	As specified in the relevant terms supplement.
GBP ICE Swap Spread (if applicable):	As specified in the relevant terms supplement.
GBP ICE Strike (if applicable):	As specified in the relevant terms supplement.
LIBOR Range (if applicable):	As specified in the relevant terms supplement.
LIBOR Spread (if applicable):	As specified in the relevant terms supplement.
LIBOR Strike (if applicable):	As specified in the relevant terms supplement.
Equity Index Range (if applicable):	As specified in the relevant terms supplement.
Equity Index Strike (if applicable):	As specified in the relevant terms supplement.
Exclusion Period (if applicable):	As specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Exclusion Period will be the period commencing on the sixth business day prior to each Interest Payment Date and ending on the business day prior to such Interest Payment Date.
U.S. Government Securities Business Day:	Any day, unless otherwise specified in the relevant terms supplement, other than a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association (“SIFMA”) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
London Business Day:	Any day, unless otherwise specified in the relevant terms supplement, other than a day on which banking institutions in London are authorized or required by law, regulation or executive order to close.
Designated Maturity:	The applicable maturity, as specified in the relevant terms supplement, to be used in determining the USD ICE Swap Rate, EUR ICE Swap Rate, GBP ICE Swap Rate or LIBOR Rate, as applicable. For example, the relevant terms supplement may specify that the applicable USD ICE Swap Rates will be the 30-Year USD ICE Swap Rate and the 10-Year USD ICE Swap Rate, or that the applicable EUR ICE Swap Rates will be the 30-Year EUR ICE Swap Rate and the 10-Year EUR ICE Swap Rate, or that the applicable GBP ICE Swap Rates will be the 30-Year GBP ICE Swap Rate and the 10-Year GBP ICE Swap Rate or that the applicable LIBOR Rate will be 3-month LIBOR.
Equity Index or Equity Indices:	As specified in the relevant terms supplement.
Equity Index Level:	Unless otherwise specified in the relevant terms supplement, with respect to an Equity Index, the “Equity Index Level” on any trading day will equal the official closing level of such Equity Index or any successor equity index thereto (as described under “General Terms of Notes — Discontinuation of an Equity Index; Alteration of Method of Calculation”) published following the regular official weekday close of trading on that trading day. Unless otherwise specified in the relevant terms supplement, if a market disruption event exists with respect to an Equity Index on any Equity Index Determination Date, the Equity Index Level on the immediately preceding Equity Index Determination Date for which no market disruption event occurs or is continuing will be the Equity Index Level for such disrupted Equity Index Determination Date (and will also be the Equity Index Level for the originally scheduled Equity Index Determination Date). In certain circumstances, the “Equity Index Level” for an Equity Index will be based on the alternative calculation of such Equity Index described under “General Terms of Notes — Discontinuation of an Equity Index; Alteration of Method of Calculation.”

Equity Index Determination Date:	Unless otherwise specified in the relevant terms supplement, for each calendar day in an Interest Period to which the applicable Equity Index Provision applies, the second trading day prior to such calendar day; provided, however, that if such calendar day is not a trading day, the Equity Index Determination Date will be the third trading day immediately preceding such calendar day. For example, if the applicable calendar day was a Saturday or Sunday, the Equity Index Determination Date would be the Wednesday preceding such calendar day (i.e., the third trading day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a trading day. Notwithstanding the foregoing, if the relevant terms supplement specifies that an Exclusion Period applies, for each calendar day in the Exclusion Period, the Equity Index Determination Date will be the trading day immediately preceding the first day of the Exclusion Period, unless otherwise specified in the relevant terms supplement.
Observation Date:	As specified in the relevant terms supplement. Unless otherwise specified in the relevant terms supplement, the Observation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment on the Notes — Postponement of an Observation Date.”
Trading day:	Unless otherwise specified in the relevant terms supplement, with respect to an Equity Index, a day, as determined by the calculation agent, on which trading is generally conducted on (i) the relevant exchanges (as defined below) for the Equity Index or the relevant successor equity index, and (ii) the exchanges on which futures or options contracts related to the Equity Index or the relevant successor equity index are traded, other than a day on which trading on such relevant exchange or exchange on which such futures or options contracts are traded is scheduled to close prior to its regular weekday closing time.

Investing in the notes involves a number of risks. See “Risk Factors” beginning on page PS-19 of this product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of the relevant terms supplement, this product supplement, any underlying supplement, the prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

April 5, 2018

TABLE OF CONTENTS

Page

Description of Notes	PS-1
Estimated Value and Secondary Market Prices of the Notes	PS-16
Risk Factors	PS-18
Use of Proceeds and Hedging	PS-37
U.S. Dollar ICE Swap Rates	PS-38
Euro ICE Swap Rates	PS-39
British Pounds Sterling ICE Swap Rates	PS-40
The Consumer Price Index	PS-41
Other Components	PS-42
General Terms of Notes	PS-43
Material U.S. Federal Income Tax Consequences	PS-48
Plan of Distribution (Conflicts of Interest)	PS-61
Benefit Plan Investor Considerations	PS-63

The Issuer has not authorized anyone to provide any information other than that contained or incorporated by reference in the relevant terms supplement, this product supplement, any underlying supplement, the prospectus supplement or the prospectus with respect to the notes offered by the relevant terms supplement and with respect to the Issuer. The Issuer takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The relevant terms supplement, together with this product supplement, any underlying supplement, the prospectus supplement and the prospectus, will contain the terms of the notes and will supersede all other prior or contemporaneous oral statements as well as any other written materials, including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of the Issuer. The information in each of the relevant terms supplement, this product supplement, any underlying supplement, the prospectus supplement and the prospectus may be accurate only as of the date of that document.

The notes are not appropriate for all investors and involve a number of risks and important legal and tax consequences that should be discussed with your professional advisers. You should be aware that the regulations of Financial Industry Regulatory Authority, Inc., or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, this product supplement, any underlying supplement, the prospectus supplement and the prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes under any circumstances in which that offer or solicitation is unlawful.

In this product supplement, “JPMorgan Financial” refers to JPMorgan Chase Financial Company LLC.

Description of Notes

The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the prospectus supplement and “Description of Debt Securities” in the prospectus. The term “note” refers to each $1,000 principal amount of the Issuer’s Interest Rate Linked Notes or Interest Rate and Equity Index Linked Notes, as applicable.

General

The issuer of the notes, as specified in the relevant terms supplement, is referred to in this product supplement as the “Issuer.” The Issuer will be either JPMorgan Chase & Co. or JPMorgan Chase Financial Company LLC, which is referred to in this product supplement as “JPMorgan Financial.” For notes issued by JPMorgan Financial, JPMorgan Chase & Co., in its capacity as guarantor of those notes, is referred to in this product supplement as the “Guarantor.”

The notes issued by JPMorgan Chase & Co. are unsecured and unsubordinated obligations of JPMorgan Chase & Co. and will rank pari passu with all of JPMorgan Chase & Co.’s other unsecured and unsubordinated obligations. Any payment on the notes issued by JPMorgan Chase & Co. is subject to the credit risk of JPMorgan Chase & Co.

The notes issued by JPMorgan Financial are unsecured and unsubordinated obligations of JPMorgan Financial, the payment of which is fully and unconditionally guaranteed by JPMorgan Chase & Co. The notes will rank pari passu with all of JPMorgan Financial’s other unsecured and unsubordinated obligations. JPMorgan Chase & Co.’s guarantee of the notes will rank pari passu with all of JPMorgan Chase & Co.’s other unsecured and unsubordinated obligations. Any payment on the notes issued by JPMorgan Financial is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.

The notes issued by JPMorgan Chase & Co. are a series of debt securities issued by JPMorgan Chase & Co. referred to in the prospectus supplement and the prospectus and will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

The notes issued by JPMorgan Financial are a series of debt securities issued by JPMorgan Financial referred to in the prospectus supplement and the prospectus and will be issued by JPMorgan Financial under an indenture dated February 19, 2016, as may be amended or supplemented from time to time, among JPMorgan Financial, the Guarantor and Deutsche Bank Trust Company Americas, as trustee.

The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the prospectus supplement and “Forms of Securities — Book-Entry System” in the prospectus.

This product supplement describes terms that will apply generally to the notes and supplements the terms described in the prospectus supplement and the prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply to specific issuances of the notes, including any changes to the terms specified below. These term sheets and pricing supplements are referred to generally in this product supplement as terms supplements. A separate underlying supplement or the relevant terms supplement will describe any interest rate or equity index to which the notes are linked. If the terms described in the relevant terms supplement are inconsistent with those described in this product supplement, any accompanying underlying supplement, the prospectus supplement or the prospectus, the terms described in the relevant terms supplement will govern your notes.

The notes will be issued in minimum denominations specified in the relevant terms supplement, and the principal amount of each note and the original issue price of each note will be specified in the relevant terms supplement.

Subject to applicable law (including, without limitation, U.S. federal laws), the Issuer or its affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Payment on the Notes

Any payment on the notes, including interest and principal, will be subject to a “Business Day Convention” that will be specified in the relevant terms supplement. “Business Day Convention” means the convention for adjusting any relevant date if it would otherwise fall on a day that is not a business day. The following terms, when used in conjunction with the term “Business Day Convention” and a date, shall mean that an adjustment will be made if that date would otherwise fall on a day that is not a business day so that: (a) if the relevant terms supplement specifies that the Business Day Convention is “Following,” then that date (e.g., an interest payment date, call date or maturity date) will be the first following day that is a business day; (b) if the relevant terms supplement specifies that the Business Day Convention is “Modified Following,” then that date will be the first following day that is a business day unless that day falls in the next calendar month, in which case that date will be the first preceding day that is a business day; and (c) if the relevant terms supplement specifies that the Business Day Convention is “Preceding,” then that date will be the first preceding day that that is a business day.

Any interest payment on the notes will be subject to an “Interest Accrual Convention” that will be specified in the relevant terms supplement. “Interest Accrual Convention” means the convention related to whether or not an interest payment is adjusted in terms of the number of days in an interest period if the payment date is moved forward or postponed so that: (a) if the relevant terms supplement specifies that the Interest Accrual Convention is “Unadjusted,” then the amount of interest payable on any interest payment date will not change as a result of that payment date being moved forward or being postponed; and (b) if the relevant terms supplement specifies that the Interest Accrual Convention is “Adjusted,” then the amount of interest payable on any interest payment date will be adjusted, subject to the provisions under “Day Count Fraction,” to reflect the amount of interest accrued during the applicable interest period based on the number of days in such interest period.

For the avoidance of doubt, if the relevant terms supplement specifies that an Accrual Provision is applicable to the notes, the Actual Days in an Interest Period for purposes of the Accrual Provision will be subject to increase if the Business Day Convention is “Following,” increase or decrease if the Business Day Convention is “Modified Following” or decrease if the Business Day Convention is “Preceding,” in each case regardless of whether the Interest Accrual Convention is “Unadjusted” or “Adjusted,” unless otherwise specified in the relevant terms supplement.

Payment at Maturity

The maturity date for the notes will be set forth in the relevant terms supplement; provided that the maturity date will not be less than one year and one day (counting, for this purpose, either the issue date or the last possible date that the notes could be outstanding, but not both) after the issue date.

Your payment at maturity per $1,000 principal amount note will be as specified in the relevant terms supplement and may be linked to the performance of an Equity Index or the least performing of two or more Equity Indices. Unless otherwise specified in the relevant terms supplement, if your notes are not linked to the performance of an Equity Index or the least performing of two or more Equity Indices and if the notes have not been redeemed (if applicable), at maturity you will receive a cash payment for each $1,000 principal amount note of $1,000 plus any accrued and unpaid interest up to but excluding the maturity date. Any payment at maturity, including interest and principal, is subject to the Business Day Convention and Interest Accrual Convention as described above. In addition, the maturity date is subject to postponement as provided under “— Postponement of an Observation Date” below.

Payment upon Redemption

If so specified in the relevant terms supplement, at the Issuer’s option, the Issuer may redeem the notes, in whole but not in part, on any of the specified Redemption Date(s). Unless otherwise specified in the relevant terms supplement, if the notes are redeemed, you will receive on the applicable Redemption Date a cash payment equal to $1,000 for each $1,000 principal amount note redeemed plus any accrued and unpaid interest. The Redemption Date(s), if applicable, will be specified in the relevant terms supplement, and any such date is subject to the Business Day Convention and Interest Accrual Convention as described above. Any accrued and unpaid interest on notes redeemed will be paid to the person who is the holder of record of such notes at the close of business one (1) business day prior to the applicable Redemption Date.

Unless otherwise specified in the relevant terms supplement, to redeem the notes, the Issuer will mail a notice of redemption to DTC, as holder of the global notes, by first-class mail, postage prepaid, at least 5 business days and not more than 15 business days prior to the applicable Redemption Date. In case the notes are to be redeemed in part, the notice of redemption will state the portion of the principal amount of the notes to be redeemed. If less than all of the notes are to be redeemed, the trustee will select, in such manner as it deems appropriate and fair, the notes to be redeemed. Notes may be redeemed in part only in multiples equal to the authorized denomination for the notes, which, unless otherwise specified in the relevant terms supplement, will be $1,000.

If notice of redemption has been given as provided above, the notes that are subject to redemption will become due and payable on the Redemption Date at the applicable redemption price plus accrued and unpaid interest, and interest on such notes will cease to accrue from and after the Redemption Date, and holders of such notes will have no rights in respect of such notes except the right to receive the redemption price and accrued and unpaid interest on the Redemption Date.

The Index Return

If the payment at maturity is based on the performance of an Equity Index or the least performing of two or more Equity Indices, such performance will be based on the Index Return of the Equity Index or Equity Indices, as applicable. Unless otherwise specified in the relevant terms supplement, with respect to an Equity Index, the “Index Return,” as calculated by the calculation agent, is the percentage change in the Equity Index Level of that Equity Index, calculated by comparing the Ending Index Level of that Equity Index to the Initial Index Level (or Index Strike Level, if applicable) of that Equity Index. The relevant terms supplement will specify the manner in which the Initial Index Level (or Index Strike Level, if applicable) will be determined. The Index Return of an Equity Index, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Index Return = Ending Index Level – Initial Index Level (or Index Strike Level, if applicable)
Initial Index Level (or Index Strike Level, if applicable)

Unless otherwise specified in the relevant terms supplement, with respect to an Equity Index, the “Initial Index Level” means the Equity Index Level (as defined below) of that Equity Index on the pricing date or such other date as specified in the relevant terms supplement. With respect to an Equity Index, the relevant terms supplement may specify a level other than the Initial Index Level of that Equity Index, which is referred to in this product supplement as the “Index Strike Level,” to be used for calculating the Index Return of that Equity Index and the amount payable at maturity, if any. The Index Strike Level, if applicable, for an Equity Index may be based on and/or expressed as a percentage of the Equity Index Level of that Equity Index as of a specified date, or may be determined without regard to the Equity Index Level of that Equity Index as of a particular date. For example, the relevant terms supplement may specify that, for a particular Equity Index, an Index Strike Level equal to 95% of the Initial Index Level of that Equity Index will be used to calculate the Index Return of that Equity Index.

Unless otherwise specified in the relevant terms supplement, with respect to an Equity Index, the “Ending Index Level” means the Equity Index Level of that Equity Index on the Observation Date or such other date as specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, if the notes are linked to the least performing of two or more Equity Indices and the notes have not been previously redeemed, your return on the notes will be based on the performance of the Least Performing Index, which will be the Equity Index with the Least Performing Index Return. The Least Performing Index Return will be the lowest of the Index Returns of such Equity Indices.

Postponement of an Observation Date

Notes Linked to a Single Equity Index: If an Observation Date is not a trading day or if there is a market disruption event on an Observation Date (any such day, a “Disrupted Day”), the applicable Observation Date will be postponed to the immediately succeeding business day that is not a Disrupted Day. In no event, however, will any Observation Date be postponed to a date that is after the Final Disrupted Observation Date (as defined below).

If an Observation Date is or has been postponed to the Final Disrupted Observation Date and the Final Disrupted Observation Date is a Disrupted Day, the calculation agent will determine the Ending Index Level for that Observation Date on the Final Disrupted Observation Date, unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, in accordance with the formula for and method of calculating the Equity Index Level of that Equity Index last in effect prior to the commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for that suspension or limitation or non-trading day) on the Final Disrupted Observation Date of each security most recently constituting the Equity Index.

Notes Linked to the Least Performing of Two or More Equity Indices: If the Observation Date is not a trading day for any Equity Index or if there is a market disruption event for any Equity Index on an Observation Date (any such day, a “Disrupted Day” and any Equity Index affected by a Disrupted Day, a “Disrupted Equity Index”), the applicable Observation Date will be postponed to the earliest day on which the Ending Index Level of each Equity Index has been established, as described below:

(a)	for each Equity Index that is not a Disrupted Equity Index (an “Unaffected Equity Index”), the Ending Index Level on the postponed Observation Date will be deemed to be the Equity Index Level on the originally scheduled Observation Date; and
(b)	for each Disrupted Equity Index, the Ending Index Level on the postponed Observation Date will be deemed to be the Equity Index Level on the first business day immediately following the originally scheduled Observation Date that is not a Disrupted Day for that Disrupted Equity Index.

Accordingly, if an Observation Date is postponed as described above, the calculation agent may reference the Equity Index Levels of the Equity Indices from different business days when making any determinations with respect to that Observation Date, as postponed.

For example, assume that the notes are linked to the least performing of three Equity Indices, Index A, Index B and Index C, and that:

(x)	business day 1, the scheduled Observation Date, is not a Disrupted Day for Index A but is a Disrupted Day for Index B and Index C;
(y)	business day 2 is not a Disrupted Day for Index B but is a Disrupted Day for Index C; and
(z)	business day 3 is not a Disrupted Day for Index C.

Under these circumstances, the Observation Date originally scheduled to occur on business day 1 would be postponed to business day 3 and, with respect to the Observation Date, as postponed, the Ending Index Levels would be deemed to be (1) for Index A, the Equity Index Level on business day 1; (2) for Index B, the Equity Index Level on business day 2 and (3) for Index C, the Equity Index Level on business day 3.

In no event, however, will the Observation Date be postponed to a date that is after the Final Disrupted Observation Date. If the Observation Date is or has been postponed to the Final Disrupted Observation Date and on that day, the Ending Index Level for any Disrupted Equity Index has not been established in accordance with clause (a) or (b) of the first paragraph of this subsection (a “Final Disrupted Equity Index”), the Ending Index Level for that Observation Date will be determined by the calculation agent on the Final Disrupted Observation Date and will be deemed to be:

(i)	for each Unaffected Equity Index, the Equity Index Level on the originally scheduled Observation Date;
(ii)	for each Disrupted Equity Index that is not a Final Disrupted Equity Index, the Equity Index Level determined in the manner described in clause (b) of the first paragraph of this subsection; or
(iii)	for each Final Disrupted Equity Index, unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, the closing level of that Equity Index determined by the calculation agent in accordance with the formula for and method of calculating the Equity Index Level of that Equity Index last in effect prior to the commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for that suspension or limitation or non-trading day) on the Final Disrupted Observation Date of each security most recently constituting the Equity Index.

If your notes are linked to a single Equity Index or the least performing of two or more Equity Indices, in each case, with respect to an Observation Date, unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, the “Final Disrupted Observation Date” means the tenth business day after that Observation Date, as originally scheduled. If, due to a market disruption event or otherwise, the Observation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the Observation Date, as postponed.

Interest

General Terms Relating to Interest

The notes will bear interest at a fixed and/or floating rate from the issue date of the notes to but excluding the maturity date. For example, the interest rate on the notes may be fixed for an initial period and then become a floating rate. The Interest Rate on the notes may be linked to a spread between the interest rates, multiplied by a Leverage Factor or increased or decreased by a spread. The Interest Rate on the notes may also be subject to an Accrual Provision. The amount of interest payable on the notes with respect to each Interest Period during which a floating rate applies will be linked to the USD ICE Swap Rate, the EUR ICE Swap Rate, the GBP ICE Swap Rate, LIBOR, the CPI Rate or an Equity Index Level, as described below.

Unless otherwise specified in the relevant terms supplement, for each $1,000 principal amount note, interest payable on any interest payment date will be equal to:

$1,000 × Interest Rate × Day Count Fraction

Any interest payment on the notes will be subject to a “Day Count Fraction” that will be specified in the relevant terms supplement. “Day Count Fraction” means:

•	if the relevant terms supplement specifies that the Day Count Fraction is “Actual/Actual,” “Actual/Actual (ISDA),” “Act/Act” or “Act/Act (ISDA),” the actual number of days in the interest period in respect of which payment is being made divided by 365 (or, if any of the interest period falls in a leap year, the sum of (i) the actual number of days in the portion of the interest period falling in a leap year divided by 366 and (ii) the actual number of days in that portion of the interest period falling in a non-leap year divided by 365);
•	if the relevant terms supplement specifies that the Day Count Fraction is “Actual/365,” “Actual/365 (Fixed),” “Act/365 (Fixed),” “A/365 (Fixed)” or “A/365F,” the actual number of days in the interest period in respect of which payment is being made divided by 365; and
•	if the relevant terms supplement specifies that the Day Count Fraction is “30/360,” “360/360” or “Bond Basis,” the number of the days in the interest period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 – Y1)] + [30 x (M2 – M1)] + (D2 – D1)
360

where:

“Y1” is the year, expressed as a number, in which the first day of the interest period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the interest period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the interest period falls;

“M2” is the calendar month, expressed as number, in which the day immediately following the last day included in the interest period falls;

“D1” is the first calendar day, expressed as a number, of the interest period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the interest period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30.

If the relevant terms supplement does not specify an Accrual Provision, the “Interest Rate” means, with respect to any Interest Period, a rate per annum as specified in the relevant terms supplement, which may be a fixed rate or a floating rate linked to a rate or rates specified in the relevant terms supplement and, if so specified in the relevant terms supplement, linked to a spread between the interest rates, multiplied by a Leverage Factor and/or plus or minus a spread. If the Interest Rate for any Interest Period is specified as a fixed rate in the relevant terms supplement, such Interest Rate may increase or decrease on one or more specified Interest Payment Dates at the beginning of the applicable Interest Period(s). If the Interest Rate for any Interest Period is determined by reference to a floating rate, for purposes of the determination of the Interest Rate for an Interest Period, that floating rate will be reset on each Interest Reset Date, as specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Interest Rate on the notes will be (1) 5.00% per annum from and including the issue date to but excluding the first Interest Payment Date, (2) 5.25% per annum from and including the first Interest Payment Date to but excluding the second Interest Payment Date and (3) 6.00% per annum from and including the second Interest Payment Date to but excluding the Interest Payment Date for the final Interest Period. Alternatively, for example, the relevant terms supplement may specify that the Interest Rate for each Interest Period will be equal to the sum of (1) the LIBOR Rate with a Designated Maturity of three months which is determined on the applicable Interest Reset Date plus (2) a spread of 4.00%. For the avoidance of doubt, the Interest Rate may be one or more rates per annum that can be fixed or floating (linked to a spread between the interest rates, multiplied by a Leverage Factor and/or plus or minus a spread, if applicable), and each such rate per annum may be specified with respect to an Interest Period. In addition, an Interest Rate may change from one Interest Period to another from one fixed or floating rate to another fixed or floating rate (in each case, linked to a spread between the interest rates, multiplied by a Leverage Factor and/or plus or minus a spread, if applicable).

If the relevant terms supplement specifies an Accrual Provision, the Interest Rate for each Interest Period (other than an Interest Period(s) to which a fixed rate applies, as applicable) will be calculated as follows:

, where

“Variable Days” means, with respect to each Interest Payment Date and the immediately preceding Interest Period, the actual number of calendar days that the Accrual Provision is satisfied in such Interest Period.

“Actual Days” means, with respect to each Interest Payment Date and the immediately preceding Interest Period, the actual number of calendar days during such Interest Period.

The “Interest Factor” may be a fixed and/or floating rate as specified in the relevant terms supplement and, if so specified in the relevant terms supplement, linked to a spread between the interest rates, multiplied by a Leverage Factor and/or plus or minus a spread. If the Interest Factor for any Interest Period is specified as a fixed rate in the relevant terms supplement, such Interest Factor may increase or decrease on one or more specified Interest Payment Dates at the beginning of the applicable Interest Period(s). If the Interest Factor for any Interest Period is determined by reference to a floating rate, for purposes of the determination of the Interest Factor for an Interest Period, that floating rate will be reset on each Interest Reset Date, as specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Interest Factor on the notes will be (1) 5.00% from and including the issue date to but excluding the first Interest Payment Date, (2) 5.25% from and including the first Interest Payment Date to but excluding the second Interest Payment Date and (3) 6.00% from and including the second Interest Payment Date to but excluding the Interest Payment Date for the final Interest Period. Alternatively, for example, the relevant terms supplement may specify that the Interest Factor for each Interest Period will be equal to the sum of (1) the LIBOR Rate with a Designated Maturity of three months which is determined on the applicable Interest Reset Date plus (2) a spread of 4.00%. For the avoidance of doubt, the Interest Factor may be one or more rates per annum that can be fixed or floating (linked to a spread between the interest rates, multiplied by a Leverage Factor and/or plus or minus a spread, if applicable), and each such rate per annum may be specified with respect to an Interest Period. In addition, an Interest Factor may change from one Interest Period to another from one fixed or floating rate to another fixed or floating rate (in each case, linked to a spread between the interest rates, multiplied by a Leverage Factor and/or plus or minus a spread, if applicable).

For each Interest Period, if applicable, unless otherwise specified in the relevant terms supplement, the “Maximum Rate” will be a rate specified in the relevant terms supplement, which may be a fixed rate or a floating rate, which may be linked to a spread between the interest rates, multiplied by a Leverage Factor, plus or minus a spread and/or subject to an Accrual Provision. For example, the relevant terms supplement may specify that the Maximum Rate for each Interest Period will be equal to the lesser of (1) 9.00% and (2) the product of (a) 2.0 and (b) the sum of (i) the LIBOR Rate with a Designated Maturity of three months which is determined on the applicable Interest Reset Date and (ii) 0.25%. If the Maximum Rate is determined in whole or in part by reference to a floating rate (if applicable), for purposes of the determination of the Maximum Rate for an Interest Period, that floating rate will be reset on each Interest Reset Date.

The “Minimum Rate” will be 0.00% per annum, unless otherwise specified in the relevant terms supplement.

The “Leverage Factor,” if applicable, will be as specified in the relevant terms supplement.

The “Interest Reset Date(s),” if applicable, will be as specified in the relevant terms supplement. The relevant terms supplement may specify specific Interest Periods in which the Interest Reset Dates are applicable. For example, the notes may bear a fixed rate of interest for one year, and a floating rate of interest for years two through five, in which case the Interest Reset Dates will be applicable for such subsequent period.

If the notes are not subject to redemption by the Issuer, or are subject to redemption by the Issuer but have not been redeemed, interest will accrue from the issue date of the notes to but excluding the maturity date, subject to the Business Day Convention and Interest Accrual Convention as described above and as specified in the relevant terms supplement. Interest will be paid in arrears on each Interest Payment Date and on the maturity date, to the holders of record at the close of business on the date one (1) business day prior to that Interest Payment Date, unless otherwise specified in the relevant terms supplement.

If the notes are subject to redemption and have been redeemed, interest will accrue from the issue date of the notes to but excluding the applicable Redemption Date, subject to the Business Day Convention and Interest Accrual Convention as described above and as specified in the relevant terms supplement. Interest will be paid in arrears on each Interest Payment Date occurring before the Redemption Date and on such Redemption Date to the holders of record at the close of business one (1) business day prior to that Interest Payment Date or the Redemption Date, as applicable, unless otherwise specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, an “Interest Period” is the period beginning on and including the issue date of the notes and ending on but excluding the first Interest Payment Date, and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date or, if the notes are subject to redemption by the Issuer and have been redeemed prior to such next succeeding Interest Payment Date, ending on but excluding the applicable Redemption Date.

The “Interest Payment Date(s)” will be as specified in the relevant terms supplement, and any such date will be subject to the Business Day Convention and Interest Accrual Convention as described above and as specified in the relevant terms supplement.

The Accrual Provisions

If applicable to the notes, as specified in the relevant terms supplement, the Accrual Provision will be deemed satisfied on each calendar day during an Interest Period (other than an Interest Period(s) to which a fixed rate applies, if applicable) on which one or a combination of the following (as specified in the relevant terms supplement) occurs: (i) the USD ICE Swap Provision is satisfied; (ii) the EUR ICE Swap Provision is satisfied; (iii) the GBP ICE Swap Provision is satisfied; (iv) the LIBOR Provision is satisfied or (v) the Equity Index Provision is satisfied.

The USD ICE Swap Provision will be deemed satisfied on each calendar day during an Interest Period (other than an Interest Period(s) to which a fixed rate applies, if applicable) on which, as specified in the relevant terms supplement, the applicable USD ICE Swap Rate of a Designated Maturity or the difference between two USD ICE Swap Rates with different Designated Maturities (which is referred to in this product supplement as the “USD ICE Swap Spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which is referred to in this product supplement as the “USD ICE Range”), or equal to, less than or greater than a specified percentage (which is referred to in this product supplement as the “USD ICE Strike”), which may be equal to, less than or greater than (as specified in the relevant terms supplement) 0%, in each case, as determined on the applicable USD ICE Swap Determination Date.

The EUR ICE Swap Provision will be deemed satisfied on each calendar day during an Interest Period (other than an Interest Period(s) to which a fixed rate applies, if applicable) on which, as specified in the relevant terms supplement, the applicable EUR ICE Swap Rate of a Designated Maturity or the difference between two EUR ICE Swap Rates with different Designated Maturities (which is referred to in this product supplement as the “EUR ICE Swap Spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which is referred to in this product supplement as the “EUR ICE Range”), or equal to, less than or greater than a specified percentage (which is referred to in this product supplement as the “EUR ICE Strike”), which may be equal to, less than or greater than (as specified in the relevant terms supplement) 0%, in each case, as determined on the applicable EUR ICE Swap Determination Date.

The GBP ICE Swap Provision will be deemed satisfied on each calendar day during an Interest Period (other than an Interest Period(s) to which a fixed rate applies, if applicable) on which, as specified in the relevant terms supplement, the applicable GBP ICE Swap Rate of a Designated Maturity or the difference between two GBP ICE Swap Rates with different Designated Maturities (which is referred to in this product supplement as the “GBP ICE Swap Spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which is referred to in this product supplement as the “GBP ICE Range”), or equal to, less than or greater than a specified percentage (which is referred to in this product supplement as the “GBP ICE Strike”), which may be equal to, less than or greater than (as specified in the relevant terms supplement) 0%, in each case, as determined on the applicable GBP ICE Swap Determination Date.

The LIBOR Provision will be deemed satisfied on each calendar day during an Interest Period (other than an Interest Period(s) to which a fixed rate applies, if applicable) on which, as specified in the relevant terms supplement, the applicable LIBOR Rate of a Designated Maturity or the difference between two LIBOR Rates with different Designated Maturities (which is referred to in this product supplement as the “LIBOR Spread”) is equal to or greater than the low end of a range and equal to or less than the high end of such range (which is referred to in this product supplement as the “LIBOR Range”), or equal to, less than or greater than a specified percentage (which is referred to in this product supplement as the “LIBOR Strike”), which may be equal to, less than or greater than (as specified in the relevant terms supplement) 0%, in each case, on the applicable LIBOR Determination Date.

The Equity Index Provision will be deemed satisfied on each calendar day during an Interest Period (other than an Interest Period(s) to which a fixed rate applies, if applicable) on which, as specified in the relevant terms supplement, the Equity Index Level of each Equity Index to which the notes are linked is equal to or greater than the low end of a range and equal to or less than the high end of such range (which is referred to in this product supplement as the “Equity Index Range”) or equal to, less than or greater than a specified level of such Equity Index (which is referred to in this product supplement as the “Equity Index Strike”), which may be equal to, less than or greater than (as specified in the relevant terms supplement) 0, in each case, on the applicable Equity Index Determination Date.

The “USD ICE Range,” if applicable, will be a range of per annum rates within which the applicable USD ICE Swap Rate may satisfy the USD ICE Swap Provision, as specified in the relevant terms supplement.

The “USD ICE Swap Spread,” if applicable, will be a spread between USD ICE Swap Rates, as specified in the relevant terms supplement.

The “USD ICE Strike,” if applicable, will be a specified percentage, as specified in the relevant terms supplement.

The “EUR ICE Range,” if applicable, will be a range of per annum rates within which the applicable EUR ICE Swap Rate may satisfy the EUR ICE Swap Provision, as specified in the relevant terms supplement.

The “EUR ICE Swap Spread,” if applicable, will be a spread between EUR ICE Swap Rates, as specified in the relevant terms supplement.

The “EUR ICE Strike,” if applicable, will be a specified percentage, as specified in the relevant terms supplement.

The “GBP ICE Range,” if applicable, will be a range of per annum rates within which the applicable GBP ICE Swap Rate may satisfy the GBP ICE Swap Provision, as specified in the relevant terms supplement.

The “GBP ICE Swap Spread,” if applicable, will be a spread between GBP ICE Swap Rates, as specified in the relevant terms supplement.

The “GBP ICE Strike,” if applicable, will be a specified percentage, as specified in the relevant terms supplement.

The “LIBOR Range,” if applicable, will be a range of per annum rates within which the applicable LIBOR Rate may satisfy the LIBOR Provision, as specified in the relevant terms supplement.

The “LIBOR Spread,” if applicable, will be a spread between LIBOR Rates, as specified in the relevant terms supplement.

The “LIBOR Strike,” if applicable, will be a specified percentage, as specified in the relevant terms supplement.

The “Equity Index Range,” if applicable, will be, with respect to each Equity Index to which the notes are linked, a range of Equity Index Levels within which the applicable Equity Index Level may satisfy the Equity Index Provision, as specified in the relevant terms supplement.

The “Equity Index Strike,” if applicable, will be, with respect to each Equity Index to which the notes are linked, a specified Equity Index Level, as specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the “USD ICE Swap Determination Date,” if applicable, will be, for each calendar day in an Interest Period to which the applicable USD ICE Swap Provision applies, the second U.S. Government Securities Business Day prior to such calendar day; provided, however, that if such calendar day is not a U.S. Government Securities Business Day, the USD ICE Swap Determination Date will be the third U.S. Government Securities

Business Day immediately preceding such calendar day. For example, if the applicable calendar day was a Saturday or Sunday, the USD ICE Swap Determination Date would be the Wednesday preceding such calendar day (i.e., the third U.S. Government Securities Business Day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a U.S. Government Securities Business Day. Notwithstanding the foregoing, if the relevant terms supplement specifies that an Exclusion Period applies, for each calendar day in the Exclusion Period, the USD ICE Swap Determination Date will be the U.S. Government Securities Business Day immediately preceding the first day of the Exclusion Period, unless otherwise specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the “EUR ICE Swap Determination Date,” if applicable, will be, for each calendar day in an Interest Period to which the applicable EUR ICE Swap Provision applies, the second TARGET Settlement Day prior to such calendar day; provided, however, that if such calendar day is not a TARGET Settlement Day, the EUR ICE Swap Determination Date will be the third TARGET Settlement Day immediately preceding such calendar day. For example, if the applicable calendar day was a Saturday or Sunday, the EUR ICE Swap Determination Date would be the Wednesday preceding such calendar day (i.e., the third TARGET Settlement Day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a TARGET Settlement Day. Notwithstanding the foregoing, if the relevant terms supplement specifies that an Exclusion Period applies, for each calendar day in the Exclusion Period, the EUR ICE Swap Determination Date will be the TARGET Settlement Day immediately preceding the first day of the Exclusion Period, unless otherwise specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the “GBP ICE Swap Determination Date,” if applicable, will be, for each calendar day in an Interest Period to which the applicable GBP ICE Swap Provision applies, the second London Business Day prior to such calendar day; provided, however, that if such calendar day is not a London Business Day, the GBP ICE Swap Determination Date will be the third London Business Day immediately preceding such calendar day. For example, if the applicable calendar day was a Saturday or Sunday, the GBP ICE Swap Determination Date would be the Wednesday preceding such calendar day (i.e., the third London Business Day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a London Business Day. Notwithstanding the foregoing, if the relevant terms supplement specifies that an Exclusion Period applies, for each calendar day in the Exclusion Period, the GBP ICE Swap Determination Date will be the London Business Day immediately preceding the first day of the Exclusion Period, unless otherwise specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the “LIBOR Determination Date,” if applicable, will be, for each calendar day in an Interest Period to which the applicable LIBOR Provision applies, the second London Business Day prior to such calendar day; provided, however, that if such calendar day is not a London Business Day, the LIBOR Determination Date will be the third London Business Day immediately preceding such calendar day. For example, if the applicable calendar day was a Saturday or Sunday, the LIBOR Determination Date would be the Wednesday preceding such calendar day (i.e., the third London Business Day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a London Business Day. Notwithstanding the foregoing, if the relevant terms supplement specifies that an Exclusion Period applies, for each calendar day in the Exclusion Period, the LIBOR Determination Date will be the London Business Day immediately preceding the first day of the Exclusion Period, unless otherwise specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the “Equity Index Determination Date” will be, for each calendar day in an Interest Period to which the applicable Equity Index Provision applies, the second trading day prior to such calendar day; provided, however, that if such calendar day is not a trading day, the Equity Index Determination Date will be the third trading day immediately preceding such calendar day. For example, if the applicable calendar day was a Saturday or Sunday, the Equity Index Determination Date would be the Wednesday preceding such calendar day (i.e., the third trading day immediately preceding such calendar day), assuming Wednesday, Thursday and Friday were each a trading day. Notwithstanding the foregoing, if the relevant terms supplement specifies that an Exclusion Period applies, for each calendar day in the Exclusion Period, the Equity Index Determination Date will be the trading day immediately preceding the first day of the Exclusion Period, unless otherwise specified in the relevant terms supplement.

The “Exclusion Period,” if applicable, will be as specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Exclusion Period will be the period commencing on the sixth business day prior to each Interest Payment Date and ending on the business day prior to such Interest Payment Date.

The Underlying Rates

USD ICE Swap Rate

Unless otherwise specified in the relevant terms supplement, with respect to the applicable Interest Reset Date or USD ICE Swap Determination Date, as applicable, the USD ICE Swap Rate refers to the rate for U.S. dollar swaps with the Designated Maturities specified in the relevant terms supplement that appears on Reuters page “ICESWAP1” (or any successor page) at approximately 11:00 a.m., New York City time, on such Interest Reset Date or USD ICE Swap Determination Date, as applicable, as determined by the calculation agent. If, on such Interest Reset Date or USD ICE Swap Determination Date, as applicable, the applicable USD ICE Swap Rate cannot be determined by reference to the Reuters page “ICESWAP1” (or any successor page), then the calculation agent will request from five leading swap dealers, which may include the calculation agent or its affiliates, in the New York City interbank market, selected by the calculation agent, mid-market semi-annual swap rate quotations in a Representative Amount and with terms equal to the Designated Maturities, at approximately 11:00 a.m., New York City time, on such Interest Reset Date or USD ICE Swap Determination Date, as applicable. The “mid-market semi-annual swap rate” means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction with a term equal to the applicable Designated Maturity commencing on the relevant Interest Reset Date or USD ICE Swap Determination Date, as applicable, and in the Representative Amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to the U.S. dollar LIBOR rate with a Designated Maturity of three months. If at least three quotations are provided as requested, the calculation agent will calculate the applicable USD ICE Swap Rate by eliminating the highest quotation (or, in the case of equality, one of the highest) and the lowest quotation (or, in the case of equality, one of the lowest) and taking the arithmetic mean of the remaining rates. If fewer than three quotations are provided, the USD ICE Swap Rate will be determined by the calculation agent, acting in a commercially reasonable manner.

EUR ICE Swap Rate

Unless otherwise specified in the relevant terms supplement, with respect to the applicable Interest Reset Date or EUR ICE Swap Determination Date, as applicable, the EUR ICE Swap Rate refers to the mid-market annual swap rate for a euro interest rate swaps with the Designated Maturities specified in the relevant terms supplement, that appears on Reuters page “ICESWAP2” (or any successor page) under the heading “EURIBOR BASIS—EUR” and above the caption “11:00 AM Frankfurt” at approximately 11:15 a.m., Frankfurt, Germany, time, on such Interest Reset Date or EUR ICE Swap Determination Date, as applicable, as determined by the calculation agent. If, on such Interest Reset Date or EUR ICE Swap Determination Date, as applicable, the applicable EUR ICE Swap Rate cannot be determined by reference to Reuters page “ICESWAP2” (or any successor page), then the calculation agent will request from five leading swap dealers, which may include the calculation agent or its affiliates, in the Frankfurt interbank market, selected by the calculation agent, mid-market annual swap rate quotations in a Representative Amount and with terms equal to the Designated Maturities, at approximately 3:00 p.m., Frankfurt time, on such Interest Reset Date or EUR ICE Swap Determination Date, as applicable. The “mid-market annual swap rate” means the mean of the bid and offered rates for the annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating euro interest rate swap transaction with a term equal to the applicable Designated Maturity commencing on the relevant Interest Reset Date or EUR ICE Swap Determination Date, as applicable, and in the Representative Amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to the Euro Interbank Offered Rate, or the EURIBOR, with a Designated Maturity of six months. If at least three quotations are provided as requested, the calculation agent will calculate the applicable EUR ICE Swap Rate by eliminating the highest quotation (or, in the case of equality, one of the highest) and the lowest quotation (or, in the case of equality, one of the lowest) and taking the arithmetic mean of the remaining rates. If fewer than three quotations are provided, the EUR ICE Swap Rate will be determined by the calculation agent, acting in a commercially reasonable manner.

GBP ICE Swap Rate

Unless otherwise specified in the relevant terms supplement, with respect to the applicable Interest Reset Date or GBP ICE Swap Determination Date, as applicable, the GBP ICE Swap Rate refers to the mid-market annual swap rate for a British pounds sterling interest rate swaps with the Designated Maturities specified in the relevant terms supplement, that appears on Reuters page “ICESWAP4” (or any successor page) under the heading “LIBOR BASIS—EUR” and above the caption “11:00 AM London” at approximately 11:15 a.m., London time, on such Interest Reset Date or GBP ICE Swap Determination Date, as applicable, as determined by the calculation agent. If, on such Interest Reset Date or GBP ICE Swap Determination Date, as applicable, the applicable GBP ICE Swap Rate cannot be determined by reference to Reuters page “ICESWAP4” (or any successor page), then the calculation agent will request from five leading swap dealers, which may include the calculation agent or its affiliates, in the London interbank market, selected by the calculation agent, mid-market annual swap rate quotations in a Representative Amount and with terms equal to the Designated Maturities, at approximately 3:00 p.m., London time, on such Interest Reset Date or GBP ICE Swap Determination Date, as applicable. The “mid-market annual swap rate” means the mean of the bid and offered rates for the annual fixed leg, calculated on an Actual/365 day count basis, of a fixed-for-floating British pounds sterling interest rate swap transaction with a term equal to the applicable Designated Maturity commencing on the relevant Interest Reset Date or GBP ICE Swap Determination Date, as applicable, and in the Representative Amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/365 day count basis, is equivalent to the London Interbank Offered Rate, or the LIBOR, with a Designated Maturity of six months. If at least three quotations are provided as requested, the calculation agent will calculate the applicable GBP ICE Swap Rate by eliminating the highest quotation (or, in the case of equality, one of the highest) and the lowest quotation (or, in the case of equality, one of the lowest) and taking the arithmetic mean of the remaining rates. If fewer than three quotations are provided, the GBP ICE Swap Rate will be determined by the calculation agent, acting in a commercially reasonable manner.

LIBOR Rate

Unless otherwise specified in the relevant terms supplement, with respect to the applicable Interest Reset Date or LIBOR Determination Date, as applicable, the “LIBOR Rate” is the rate determined by the calculation agent as the London interbank offered rate for deposits in U.S. dollars having a Designated Maturity specified in the relevant terms supplement in amounts of at least $1,000,000, as that rate appears on the Reuters Screen LIBOR01 Page at approximately 11:00 a.m., London time, on the relevant Interest Reset Date or LIBOR Determination Date, as applicable, provided that, if no such rate appears on the Reuters Screen LIBOR01 Page on that Interest Reset Date or LIBOR Determination Date, as applicable, at approximately 11:00 a.m., London time, then the calculation agent, after consulting such sources as it deems comparable to the foregoing display page, or any such source it deems reasonable from which to estimate the relevant London interbank offered rate for U.S. dollar deposits, will determine the LIBOR Rate for that Interest Reset Date or LIBOR Determination Date, as applicable, in its sole discretion.

Notwithstanding the foregoing paragraph:

(i)	If the calculation agent determines in its sole discretion on or prior to the relevant Interest Reset Date or LIBOR Determination Date, as applicable, that the relevant London interbank offered rate for U.S. dollar deposits has been discontinued or that rate has ceased to be published permanently or indefinitely, then the calculation agent will use as the LIBOR Rate for that Interest Reset Date or LIBOR Determination Date, as applicable, a substitute or successor rate that it has determined in its sole discretion, after consulting an investment bank of national standing in the United States (which may be an affiliate of ours) or any other source it deems reasonable, to be (a) the industry-accepted successor rate to the relevant London interbank offered rate for U.S. dollar deposits or (b) if no such industry-accepted successor rate exists, the most comparable substitute or successor rate to the relevant London interbank offered rate for U.S. dollar deposits; and

(ii)	If the calculation agent has determined a substitute or successor rate in accordance with the foregoing, the calculation agent may determine in its sole discretion, after consulting an investment bank of national standing in the United States (which may be an affiliate of ours) or any other source it deems reasonable, the Business Day Convention, the Interest Accrual Convention, the definitions of business day, Day Count Fraction and Interest Reset Date or LIBOR Determination Date, as applicable, and any other relevant methodology for calculating that substitute or successor rate, including any adjustment factor it determines is needed to make that substitute or successor rate comparable to the relevant London interbank offered rate for U.S. dollar deposits, in a manner that is consistent with industry-accepted practices for that substitute or successor rate.

“Reuters Screen LIBOR01 Page” means the display designated as the Reuters screen “LIBOR01,” or such other page as may replace the Reuters screen “LIBOR01” on that service or such other service or services as may be nominated for the purpose of displaying London interbank offered rates for U.S. dollar deposits by ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London interbank offered rate in the event IBA or its successor no longer does so.

CPI Rate

Unless otherwise specified in the relevant terms supplement, with respect to the applicable Interest Reset Date, the “CPI Rate” refers to the change in the CPI calculated as follows:

CPI Rate =	CPIt – CPIt-x
CPIt-x

where:

CPIt =	the level of the CPI for the calendar month prior to the calendar month of such Interest Reset Date, which is referred to in this product supplement as the “reference month”; and
CPIt-x =	the level of the CPI for the “x” calendar month prior to the reference month, where “x” will be a number specified in the relevant terms supplement. For example, if “x” is twelve, “CPIt-x” will be the level of the CPI for the twelfth calendar month prior to the reference month.

“CPI” is the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers, as published on Bloomberg page “CPURNSA” (or any successor page) or any successor index.

If by 3:00 p.m. New York City time on any Interest Reset Date, the CPI is not published on Bloomberg CPURNSA for any relevant month, but has otherwise been reported by the Bureau of Labor Statistics of the U.S. Department of Labor (the “BLS”), then the calculation agent will determine the CPI as reported by the BLS for such month using such other source as on its face, after consultation with us, appears to accurately set forth the CPI as reported by the BLS.

In calculating CPIt and CPIt-x, the calculation agent will use the most recently available value of the CPI determined as described above and in the relevant terms supplement on the applicable Interest Reset Date, even if such value has been adjusted from a previously reported value for the relevant month. However, if a value of CPIt or CPIt-x used by the calculation agent on any Interest Reset Date to determine the Interest Rate for the applicable Interest Period is subsequently revised by the BLS, the interest rate determined on such Interest Reset Date will not be revised.

If the CPI is rebased to a different year or period and the 1982-1984 CPI is no longer used, the base reference period for the notes will continue to be the 1982-1984 reference period as long as the 1982-1984 CPI continues to be published.

If, while the notes are outstanding, the CPI is discontinued or is substantially altered, as determined in the sole discretion of the calculation agent, the calculation agent will select a successor index, which will be that chosen by the Secretary of the Treasury for the Department of the Treasury’s Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997) or, if no such securities are outstanding, the successor index will be determined by the calculation agent acting in a commercially reasonable manner.

The Equity Index Level

Unless otherwise specified in the relevant terms supplement, with respect to an Equity Index, the “Equity Index Level” on any trading day will equal the closing level of such Equity Index or any successor equity index thereto (as described under “General Terms of Notes — Discontinuation of an Equity Index; Alteration of Method of Calculation”), as published on the applicable page (or any successor page) of Bloomberg Professional® Service (“Bloomberg”) or any successor service, for that equity index or successor equity index, as applicable. Unless otherwise specified in the relevant terms supplement, if a market disruption event exists with respect to an Equity Index on any Equity Index Determination Date, the Equity Index Level on the immediately preceding Equity Index Determination Date for which no market disruption event occurs or is continuing will be the Equity Index Level for such disrupted Equity Index Determination Date (and will also be the Equity Index Level for the originally scheduled Equity Index Determination Date). If a market disruption event exists with respect to an Equity Index on any Observation Date, the Ending Index Level will be determined as provided above under “—Payment on the Notes — Postponement of an Observation Date.” In certain circumstances, the “Equity Index Level” for an Equity Index will be based on the alternative calculation of such Equity Index described under “General Terms of Notes — Discontinuation of an Equity Index; Alteration of Method of Calculation.”

The closing level and intraday level of an Index as published by Bloomberg or any successor service may be published to greater or fewer decimal places than the official closing level or intraday level of that Index as published by its sponsor. Accordingly, the closing level and intraday level of an Index as published by Bloomberg may be slightly different from the official closing level or intraday level of that Index as published by its sponsor.

General Terms

The “Representative Amount” means an amount equal to the outstanding principal amount of the notes, as set forth in the relevant terms supplement, as of the relevant date of determination.

A “U.S. Government Securities Business Day” is, unless otherwise specified in the relevant terms supplement, any day other than a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading U.S. government securities.

A “London Business Day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in London are authorized or required by law, regulation or executive order to close.

The relevant terms supplement will specify the applicable maturity to be used to determine the applicable USD ICE Swap Rate, EUR ICE Swap Rate, GBP ICE Swap Rate or LIBOR Rate, which, in each instance, is referred to in this product supplement as the “Designated Maturity.” For example, the relevant terms supplement may specify that the applicable USD ICE Swap Rates will be 30-Year USD ICE Swap Rate and the 10-Year USD ICE Swap Rate, or that the applicable EUR ICE Swap Rates will be 10-Year EUR ICE Swap Rate and the 2-Year EUR ICE Swap Rate, or that the applicable GBP ICE Swap Rates will be 10-Year GBP ICE Swap Rate and the 2-Year GBP ICE Swap Rate, or that the applicable LIBOR Rate will be the 3-month LIBOR Rate.

A “business day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in U.S. dollars are not conducted.

A “TARGET Settlement Day” is any business day, unless otherwise specified in the relevant terms supplement, on which the Trans-European Automated Real-time Gross settlement Express Transfer system (“TARGET2”) is open.

A “trading day” is, with respect to an Equity Index, unless otherwise specified in the relevant terms supplement, a day, as determined by the calculation agent, on which trading is generally conducted on (i) the relevant exchanges (as defined below) for the securities underlying the Equity Index or the relevant successor equity index, as applicable, and (ii) the exchanges on which futures or options contracts related to the Equity Index or the relevant successor index, if applicable, are traded, other than a day on which trading on such relevant exchange or exchange on which those futures or options contracts are traded is scheduled to close prior to its regular weekday closing time.

Unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, “relevant exchange” is the primary exchange or market of trading for any security (or any combination thereof) then included in that Index or successor index, as applicable.

Unless otherwise specified in the relevant terms supplement, the “calculation agent,” which is the agent appointed by the Issuer to make certain calculations for the notes, will be J.P. Morgan Securities LLC (“JPMS”). See “General Terms of Notes — Calculation Agent” below. JPMS is an affiliate of the Issuer and, with respect to notes issued by JPMorgan Financial, the Guarantor and, accordingly, may have interests adverse to yours. Please see “Risk Factors — Risks Relating to the Notes Generally — The Issuer, the Guarantor (if applicable) or their affiliates may have economic interests that are adverse to those of the holders of the notes.”

Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), the Issuer or its affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement. Please see “Plan of Distribution (Conflicts of Interest)” below.

Other Terms

The Issuer will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable, if any, with respect to the notes on such date. The Issuer will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), the Issuer or its affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

Estimated Value and Secondary Market Prices of the Notes

The Estimated Value of the Notes

Unless otherwise specified in the relevant terms supplement, the estimated value of the notes when the terms of the notes are set, which is referred to as the estimated value of the notes, will be set forth on the cover of the relevant terms supplement and will be equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes will not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time.

For notes issued by JPMorgan Chase & Co. or JPMorgan Financial, the internal funding rate used in the determination of the estimated value of the notes will be the Issuer’s internal funding rate for structured debt, which will generally represent a discount from the credit spreads for JPMorgan Chase & Co.’s conventional fixed-rate debt. This internal funding rate reflects the higher issuance, operational and liability management costs of the notes in comparison to those costs for the conventional fixed rate debt of JPMorgan Chase & Co. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The estimated value of the notes will be derived by reference to an internal funding rate and will not be determined by reference to credit spreads for JPMorgan Chase & Co.’s conventional fixed-rate debt” below in this product supplement.

The value of the derivative or derivatives underlying the economic terms of the notes will be derived from internal pricing models of the Issuer’s affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, correlation, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes will be determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The estimated value of the notes will not represent future values of the notes and may differ from others’ estimates” below in this product supplement.

Unless otherwise specified in the relevant terms supplement, the estimated value of the notes will be lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes will be included in the original issue price of the notes. These costs include the selling commissions and structuring fees, if any, paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that the Issuer’s affiliates expect to realize for assuming risks inherent in hedging its obligations under the notes and the estimated cost of hedging its obligations under the notes. Because hedging the Issuer’s obligations entails risk and may be influenced by market forces beyond its control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. The Issuer or one or more of its affiliates will retain any profits realized in hedging the Issuer’s obligations under the notes unless a portion of the hedging profits is allowed to other affiliated or unaffiliated dealers. Under those circumstances, the Issuer or one or more of its affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The estimated value of the notes will be lower than the original issue price (price to public) of the notes” below in this product supplement.

Secondary Market Prices of the Notes

For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” below in this product supplement. In addition, the relevant terms supplement may specify that the Issuer will generally expect some of the costs included in the original issue price of the notes to be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period that will be specified in the relevant terms supplement. The length of any such initial period will reflect the structure of the notes, whether the Issuer’s affiliates expect to earn a profit in connection with the Issuer’s hedging activities, the estimated costs of hedging the notes and when these costs are incurred, all as determined by JPMS. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The value of the notes as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the notes for a limited time period” below in this product supplement.

Risk Factors

Your investment in the notes will involve certain risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks, as well as the discussion of risks included in the relevant terms supplement and any accompanying underlying supplement, before you decide that an investment in the notes is suitable for you.

Risks Relating to the Notes Generally

The notes differ from conventional debt securities and may not return any of your principal amount.

The notes differ from conventional securities and may not return any of your investment if your payment at maturity is linked to the performance of an Equity Index. If your notes are linked to the performance of an Equity Index, the amount payable at maturity will be determined pursuant to the terms described in the relevant terms supplement. The relevant terms supplement will specify the circumstances in which you may lose some or all of your investment at maturity.

The notes issued by JPMorgan Chase & Co. are subject to the credit risk of JPMorgan Chase & Co.

The notes issued by JPMorgan Chase & Co. are subject to the credit risk of JPMorgan Chase & Co., and its credit ratings and credit spreads may adversely affect the market value of the notes. Investors in notes issued by JPMorgan Chase & Co. are dependent on its ability to pay all amounts due on the notes. Any actual or potential change in JPMorgan Chase & Co.’s creditworthiness or the credit spreads, as determined by the market for taking JPMorgan Chase & Co.’s credit risk, is likely to affect adversely the value of the notes. Any payment on the notes issued by JPMorgan Chase & Co. is subject to its creditworthiness. If JPMorgan Chase & Co. were to default on its payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

The notes issued by JPMorgan Financial are subject to the credit risk of JPMorgan Financial and the Guarantor.

The notes issued by JPMorgan Financial are subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes. JPMorgan Financial’s and the Guarantor’s credit ratings and credit spreads may adversely affect the market value of the notes. Investors in notes issued by JPMorgan Financial are dependent on its ability and on the ability of the Guarantor to pay all amounts due on the notes. Any actual or potential change in JPMorgan Financial’s or the Guarantor’s creditworthiness or the credit spreads, as determined by the market for taking that credit risk, is likely to affect adversely the value of the notes. Any payment on the notes issued by JPMorgan Financial is subject to its creditworthiness and the creditworthiness of the Guarantor. If JPMorgan Financial and the Guarantor were to default on their payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

As a finance subsidiary JPMorgan Financial has no independent operations and has limited assets.

As a finance subsidiary of JPMorgan Chase & Co., JPMorgan Financial has no independent operations beyond the issuance and administration of its securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of the assets of JPMorgan Financial are expected to relate to obligations of one or more of its affiliates to make payments under loans made by JPMorgan Financial or under other intercompany agreements with JPMorgan Financial. As a result, JPMorgan Financial’s ability to make payments in respect of the notes is limited. JPMorgan Financial is dependent upon payments from one or more of its affiliates under intercompany loans and other intercompany agreements to meet its obligations under the notes it issues. If these affiliates do not make payments to JPMorgan Financial and JPMorgan Financial fails to make payments on the notes, holders of the notes may have to seek payment under the related guarantee by JPMorgan Chase & Co. and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.

Notes issued by JPMorgan Financial will not have the benefit of any cross-default or cross- acceleration with other indebtedness of JPMorgan Financial or the Guarantor; a covenant default or bankruptcy, insolvency or reorganization event with respect to the Guarantor does not constitute an event of default with respect to notes issued by JPMorgan Financial.

Unless otherwise stated in the relevant terms supplement, the notes issued by JPMorgan Financial will not have the benefit of any cross-default or cross-acceleration with other indebtedness of JPMorgan Financial or the Guarantor. In addition, a covenant default by the Guarantor, or an event of bankruptcy, insolvency or reorganization of the Guarantor, does not constitute an event of default with respect to notes issued by JPMorgan Financial.

The Issuer, the Guarantor (if applicable) or their affiliates may have interests that are adverse to those of the holders of the notes.

The Issuer, the Guarantor (if applicable) or its affiliates may have interests that are adverse to those of the holders of the notes. See “— Risks Relating to Conflicts of Interest” below.

If the notes are redeemed early or accelerated, you will be exposed to reinvestment risk.

The term of the notes may be limited by any optional redemption or acceleration feature set forth in the relevant terms supplement. No further payments will be made on the notes after they have been redeemed early or accelerated. If the notes are redeemed early or accelerated, the term of your investment in the notes will be limited to a period that is shorter than the original term of the notes. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return for a similar level of risk in the event that the notes are redeemed early or accelerated.

The payment upon an early redemption or acceleration may be substantially less than the market value of the notes.

If the notes include an optional redemption or acceleration feature, the notes may be redeemed early or accelerated at a time when prevailing interest rates are relatively low or at a time when the performance of the Component(s) has caused the value of the notes to increase substantially since issuance. Accordingly, any payment upon early redemption or acceleration determined in the manner set forth in the relevant terms supplement may be substantially less than the market value of the notes.

If the notes are subject to redemption and are redeemed by the Issuer, the aggregate amount of interest paid to you will be less than the aggregate amount of interest payable over the term of the notes if held to maturity.

If the relevant terms supplement specifies that the notes are subject to redemption by the Issuer, and if the Issuer redeems all or part of your notes, for the notes that are redeemed, you will receive the principal amount of such notes and, assuming you are the record holder of the notes at the close of business on the date one (1) business date prior to the Redemption Date, accrued and unpaid interest to but excluding the Redemption Date. The aggregate amount of interest payable to you will be less than the aggregate amount of interest payable over the term of the notes if held to maturity. The Issuer may choose to redeem the notes early or choose not to redeem the notes early on any Redemption Date, in its sole discretion. The Issuer may choose to redeem the notes early, for example, if (1) the prevailing interest rate has declined, resulting in an amount of interest payable on the notes greater than that for instruments of a comparable maturity, or (2) the applicable USD ICE Swap Rate, USD ICE Swap Spread, EUR ICE Swap Rate, EUR ICE Swap Spread, GBP ICE Swap Rate, GBP ICE Swap Spread, LIBOR Rate, LIBOR Spread or the Equity Index Level of each Equity Index to which your notes are linked is within the specified range or is equal to, less than or greater than the specified percentage of the applicable Accrual Provision. If the Issuer redeems the notes early, your return may be less than the yield that the notes would have earned if they had been held to maturity and you may not be able to reinvest your funds at the same rate as provided by the notes.

The estimated value of the notes will be lower than the original issue price (price to public) of the notes, and secondary market prices of the notes will be impacted by many economic and market factors.

The estimated value of the notes will be lower than the original issue price (price to public) of the notes, and secondary market prices of the notes will be impacted by many economic and market factors. See “— Risks Relating to the Estimated Value and Secondary Market Prices of the Notes” below.

Secondary trading may be limited.

Unless otherwise specified in the relevant terms supplement, the notes will not be listed on any securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market for the notes, it may not provide enough liquidity to allow you to trade or sell the notes easily.

JPMS may act as a market-maker for the notes, but is not required to do so. Because the Issuer does not expect that other market-makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. If at any time JPMS or another agent does not act as a market-maker, it is likely that there would be little or no secondary market for the notes.

The notes are designed to be held to maturity.

The notes are not designed to be short-term trading instruments. The price at which you will be able to sell your notes to the Issuer or its affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the applicable USD ICE Swap Rate, EUR ICE Swap Rate, GBP ICE Swap Rate, LIBOR Rate, CPI Rate or the applicable Equity Index has appreciated since the pricing date. The potential returns described in the relevant terms supplement assume that your notes, which are not designed to be short-term trading instruments, are held to maturity unless redeemed by the Issuer prior to maturity.

Floating rate notes present different investment considerations than fixed rate notes or similar floating rate securities.

For floating rate notes, the rate of interest paid by the Issuer on the notes for each Interest Period is not fixed, but will vary depending on the applicable USD ICE Swap Rate, EUR ICE Swap Rate, GBP ICE Swap Rate, LIBOR Rate, CPI Rate or the Equity Index Level plus/or minus a spread, if applicable, the Leverage Factor, if applicable, and the number of days during any such Interest Period on which the applicable Accrual Provision is satisfied, if applicable. If an Accrual Provision is applicable, whether such Accrual Provision is satisfied will depend on the daily fluctuations in the applicable USD ICE Swap Rate (or USD ICE Swap Spread), EUR ICE Swap Rate (or EUR ICE Swap Spread), GBP ICE Swap Rate (or GBP ICE Swap Spread), LIBOR Rate (or LIBOR Spread) or the Equity Index Level of each Equity Index to which your notes are linked. Additionally, the notes may step up or switch from a floating rate to a fixed rate or from a fixed rate to a floating rate during the term of the notes. Consequently, the return on the notes may be less than returns otherwise payable on debt securities issued by the Issuer with similar maturities. The variable interest rate on the notes, while determined, in part, by reference to one or more of the applicable USD ICE Swap Rate, EUR ICE Swap Rate, GBP ICE Swap Rate, LIBOR Rate, CPI Rate or the applicable Equity Index Level, may not actually pay at such rates. You should consider, among other things, the overall annual percentage rate of interest to maturity as compared to other equivalent investment alternatives. The Issuer has no control over any fluctuations in the applicable USD ICE Swap Rate, EUR ICE Swap Rate, GBP ICE Swap Rate, LIBOR Rate, CPI Rate or any Equity Index Level.

The Interest Rate on the notes for any Interest Period will be limited by a Maximum Rate, if applicable.

If the relevant terms supplement specifies a Maximum Rate, the Interest Rate for any Interest Period will be limited by the Maximum Rate. The Maximum Rate will limit the amount of interest you may receive for each such Interest Period, even if the fixed or floating rate component, as adjusted by any Leverage Factor, if applicable, and/or spread, if applicable, would have otherwise resulted in an Interest Rate greater than the Maximum Rate. As a result, if the Interest Rate for any Interest Period without taking into consideration the Maximum Rate would have been greater than the Maximum Rate, the notes will provide you less interest income than an investment in a similar instrument that is not subject to a maximum interest rate.

If an Accrual Provision is applicable to the notes, the Interest Rate on the notes is linked to the applicable USD ICE Swap Rate (or USD ICE Swap Spread), EUR ICE Swap Rate (or EUR ICE Swap Spread), GBP ICE Swap Rate (or GBP ICE Swap Spread), LIBOR Rate (or LIBOR Spread) or the Equity Index Level(s) and may be equal to zero.

Although the maximum Interest Rate for any Interest Period (other than an Interest Period(s) to which a fixed rate applies, if applicable) is equal to the Interest Factor specified in the relevant terms supplement, for every day during such Interest Period on which the applicable Accrual Provision is not satisfied, the Interest Rate for that Interest Period will be reduced. The Issuer cannot predict the factors that may cause the applicable Accrual Provision to be satisfied, or not, on any calendar day. The amount of interest you accrue on the notes in any Interest Period (other than an Interest Period(s) to which a fixed rate applies, if applicable) may decrease even if the relevant USD ICE Swap Rate, EUR ICE Swap Rate, GBP ICE Swap Rate, LIBOR Rate or the Equity Index Level with respect to each Equity Index to which your notes are linked increases. If the applicable Accrual Provision is not satisfied for an entire Interest Period (other than an Interest Period(s) to which a fixed rate applies, if applicable), the Interest Rate for such period would be zero or the Minimum Rate, if applicable. In that event, you will not be compensated for any loss in value due to inflation and other factors relating to the value of money over time during such period.

For floating rate notes, the manner in which floating rates are calculated may change in the future.

There can be no assurance that the method by which the USD ICE Swap Rate, EUR ICE Swap Rate, GBP ICE Swap Rate, LIBOR Rate, the CPI or any Equity Index are calculated will not change. Such changes in the method of calculation could reduce the corresponding Interest Rate. Accordingly, the value of the notes may be significantly reduced. If the USD ICE Swap Rate, EUR ICE Swap Rate, GBP ICE Swap Rate, LIBOR Rate, the CPI or any Equity Index are substantially altered, or are not quoted on the applicable Reuters or Bloomberg page, or any substitute page thereto, on the applicable Interest Reset Date(s), USD ICE Swap Determination Date(s), EUR ICE Swap Determination Date(s), GBP ICE Swap Determination Date(s), LIBOR Determination Date(s) or Equity Index Determination Date(s), as applicable, a substitute rate or equity index may be employed by the calculation agent to determine the Reference Rates and that substitution may adversely affect the value of the notes.

If the relevant terms supplement specifies that the notes will be offered for resale at varying prices, the price you pay for the notes may be higher than the prices paid by other investors.

If the relevant terms supplement specifies that the notes will be offered for resale at varying prices, each agent proposes to offer the notes from time to time for sale to investors in one or more negotiated transactions, or otherwise, at market prices prevailing at the time of sale, at prices related to then-prevailing prices, at negotiated prices, or otherwise. Accordingly, there is a risk that the price you pay for the notes will be higher than the prices paid by other investors based on the date and time you make your purchase, from whom you purchase the notes (e.g., directly from an agent or through a broker or dealer), any related transaction cost (e.g., any brokerage commission), whether you hold your notes in a brokerage account, a fiduciary or fee-based account or another type of account and other market factors beyond the Issuer’s control.

Market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining any Equity Index Level, or calculating the amount, if any, that the Issuer will pay you at maturity or on any Interest Payment Date. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any market disruption event prevents the Issuer or any of its affiliates from properly hedging the Issuer’s obligations under the notes, it is possible that the Observation Date and the maturity date will be postponed and your return will be adversely affected. See “General Terms of Notes — Market Disruption Events.” Moreover, if the Observation Date is postponed to the last possible day and an Equity Index Level is not available on that day because of a market disruption event or if such day is not a trading day, the calculation agent will nevertheless determine the Equity Index Level of that Equity Index such last possible day. See “Description of Notes — Payment at Maturity — Postponement of the Observation Date” for more information.

The tax consequences of an investment in certain of the notes are unclear.

There is no direct legal authority as to the proper U.S. federal income tax treatment of certain of the notes, and JPMorgan Chase & Co. does not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding such notes. If so indicated in the relevant terms supplement, insofar as the Issuer has tax reporting responsibilities with respect to your notes, JPMorgan Chase & Co. will treat them for U.S. federal income tax purposes as income-bearing pre-paid derivative contracts, as specified in the relevant terms supplement. The IRS might not accept, and a court might not uphold, this treatment. If the IRS were successful in asserting an alternative treatment for those notes, the timing and character of income on the notes could differ materially and adversely from the description contained herein. In addition, in 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether those notes would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in those notes, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of those notes are the timing and character of income or loss and the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax. Both U.S. and Non-U.S. Holders should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in this product supplement and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

Historical performance of any Component should not be taken as an indication of the future performance of that Component during the term of the notes.

The actual performance of any Component over the term of the notes, as well as any payment on the notes, may bear little relation to the historical performance of that Component. The future performance of any Component may differ significantly from its historical performance, and no assurance can be given as to the value of any Component during the term of the notes. It is impossible to predict whether the value of any Component will rise or fall. The Issuer cannot give you assurance that the performance of the Component(s) will not adversely affect any payment on the notes.

Employees of the Issuer holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

If you are an employee of the Issuer or one of its affiliates, you may acquire the notes only for investment purposes, and you must comply with all of the Issuer’s internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase the notes from the Issuer, and your ability to trade or sell the notes in the secondary market may be limited.

Risks Relating to Conflicts of Interest

The Issuer’s offering of the notes does not constitute an expression of the Issuer’s view about, or a recommendation of, any Component or the securities underlying any Equity Index.

You should not take the Issuer’s offering of the notes as an expression of its views (or the Guarantor’s views, if applicable) about how any Component or the securities underlying any Equity Index will perform in the future or as a recommendation to invest (directly or indirectly, by taking a long or short position) in any of the foregoing, including through an investment in the notes. As a global financial institution, the Issuer, the Guarantor (if applicable) and their affiliates may, and often do, have positions (long, short or both) in one or more of the foregoing that conflict with an investment in the notes. See “—The Issuer, the Guarantor (if applicable) or their affiliates may have economic interests that are adverse to those of the holders of the notes as a result of their hedging and other trading activities” below and “Use of Proceeds and Hedging” in this product supplement for some examples of potential conflicting positions the Issuer may have. You should undertake an independent determination of whether an investment in the notes is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

The Issuer, the Guarantor (if applicable) or their affiliates may have economic interests that are adverse to those of the holders of the notes as a result of their hedging and other trading activities.

In anticipation of the sale of the notes, the Issuer expects to hedge its obligations under the notes through certain affiliates or unaffiliated counterparties by taking positions in one or more Components, the securities underlying the Equity Indices or related currency exchange rates or instruments the value of which is derived from one or more Equity Indices, the securities underlying one or more Equity Indices or related currency exchange rates. The Issuer may also adjust its hedge by, among other things, purchasing or selling any of the foregoing at any time and from time to time and close out or unwind its hedge by selling any of the foregoing on or before the Observation Date. In addition, JPMS and other affiliates of the Issuer or the Guarantor (if applicable) also trade the foregoing on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management and to facilitate transactions, including block transactions, on behalf of customers. While the Issuer cannot predict an outcome, any of these hedging or other trading activities could potentially affect the value of the Components and may adversely affect the value of the notes or any payment on the notes. See “Use of Proceeds and Hedging” below for additional information about the Issuer’s hedging activities.

This hedging and trading activity may present a conflict of interest between your interests as a holder of the notes and interests of the Issuer’s affiliates in hedging and other trading activities. These hedging and trading activities could also affect the price at which JPMS is willing to purchase your notes in the secondary market. In addition, the Issuer’s hedging counterparties expect to make a profit. Because hedging the Issuer’s obligations entails risk and may be influenced by market forces beyond its control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. It is possible that these hedging or trading activities could result in substantial returns for the Issuer or its affiliates while the value of the notes declines.

The Issuer, the Guarantor (if applicable) or their affiliates may have economic interests that are adverse to those of the holders of the notes as a result of their business activities.

The Issuer, the Guarantor (if applicable) or their affiliates may currently or from time to time engage in business with the companies the securities of which are included in an Equity Index (the “underlying companies”), including extending loans to, making equity investments in or providing advisory services to the underlying companies, including merger and acquisition advisory services. The Issuer and the Guarantor (if applicable) do not make any representation or warranty to any purchaser of notes with respect to any matters whatsoever relating to its business with the underlying companies.

In addition, in the course of the Issuer’s or the Guarantor’s (if applicable) business, it or its affiliates may acquire nonpublic information about one or more Equity Indices or the securities underlying one or more Equity Indices or currency exchange rates relating to any of the foregoing, and the Issuer will not disclose any such information to you.

Furthermore, the Issuer, the Guarantor (if applicable) or one of their affiliates may serve as issuer, agent or underwriter for issuances of other securities or financial instruments with returns linked or related to changes in the value of a Component, an Equity Index or the securities underlying an Equity Index. To the extent that the Issuer, the Guarantor (if applicable) or one of their affiliates serves as issuer, agent or underwriter for these securities or financial instruments, the Issuer, the Guarantor (if applicable) or their affiliates’ interests with respect to these securities or financial instruments may be adverse to those of the holders of the notes. By introducing competing products into the marketplace in this manner, the Issuer, the Guarantor (if applicable) or one or more of their affiliates could adversely affect the value of the notes.

The Issuer, the Guarantor (if applicable) or their affiliates may have economic interests that are adverse to those of the holders of the notes due to JPMS’s role as calculation agent.

JPMS, one of the Issuer’s and the Guarantor’s (if applicable) affiliates, will act as the calculation agent. The calculation agent makes all necessary calculations and determinations in connection with the notes, including with respect to any payments on the notes and the assumptions used to determine the pricing and estimated value of the notes. In performing these duties, JPMS may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where JPMS, as the calculation agent, is entitled to exercise discretion. See “General Terms of Notes — Postponement of the Observation Date” and “The Components” in this product supplement.

JPMS and its affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the notes or that may adversely affect the value of the notes, and may do so in the future.

JPMS and its affiliates may publish research reports, express opinions or provide recommendations from time to time that relate to one or more Component, Equity Indices, the securities or other assets underlying one or more Equity Indices or currency exchange rates relating to any of the foregoing. These research reports, opinions or recommendations may be inconsistent with purchasing or holding the notes and could adversely affect the value of the notes. Any research, opinions or recommendations expressed by JPMS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes and any Underlying to which the notes are linked.

Risks Relating to the Estimated Value and Secondary Market Prices of the Notes

The estimated value of the notes will be lower than the original issue price (price to public) of the notes.

The estimated value of the notes is only an estimate determined by reference to several factors. Unless otherwise specified in the relevant terms supplement, the original issue price of the notes will exceed the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions and structuring fees, if any, the projected profits, if any, that the Issuer’s affiliates expect to realize for assuming risks inherent in hedging its obligations under the notes and the estimated cost of hedging its obligations under the notes. See “Estimated Value and Secondary Market Prices of the Notes — The Estimated Value of the Notes” above in this product supplement.

The estimated value will not represent future values of the notes and may differ from others’ estimates.

The estimated value of the notes will be determined by reference to the internal pricing models of one or more of the Issuer’s affiliates when the terms of the notes are set. This estimated value of the notes will be based on market conditions and other relevant factors existing at that time and assumptions about market parameters, which can include volatility, correlation, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors may change after the estimated value of the notes has been determined, and any assumptions may prove to be incorrect. The value of the notes could change significantly after the estimated value of the notes has been determined based on, among other things, changes in market conditions, the Issuer’s or the Guarantor’s (if applicable) creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions. See “Estimated Value and Secondary Market Prices of the Notes — The Estimated Value of the Notes” above in this product supplement.

The estimated value of the notes will be derived by reference to an internal funding rate and will not be determined by reference to credit spreads for JPMorgan Chase & Co.’s conventional fixed-rate debt.

The internal funding rate used in the determination of the estimated value of the notes will generally represent a discount from the credit spreads for JPMorgan Chase & Co.’s conventional fixed-rate debt. The discount is based on, among other things, the Issuer’s and its affiliates’ internal view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for JPMorgan Chase & Co.’s conventional fixed-rate debt. If the interest rate implied by JPMorgan Chase & Co.’s conventional fixed-rate credit spreads were used, the

Issuer would expect the economic terms of the notes to be more favorable to you. In addition, the estimated value of the notes might be lower if it were based on the interest rate implied by JPMorgan Chase & Co.’s conventional fixed-rate credit spreads. Consequently, the use of an internal funding rate would have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “Estimated Value and Secondary Market Prices of the Notes — The Estimated Value of the Notes” above in this product supplement.

The value of the notes as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the notes for a limited time period.

The relevant terms supplement may specify that the Issuer will generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions and structuring fees, if any, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and the Issuer’s internal secondary market funding rates for structured debt issuances. See “Estimated Value and Secondary Market Prices of the Notes — Secondary Market Prices of the Notes” above in this product supplement. Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by JPMS (and which may be shown on your customer account statements).

Secondary market prices of the notes will likely be lower than the original issue price of the notes.

Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account the Issuer’s internal secondary market funding rates for structured debt issuances, and, also, because secondary market prices (a) exclude selling commissions and structuring fees, if any, and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the notes.

Secondary market prices of the notes will be impacted by many economic and market factors.

The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions and structuring fees, if any, projected hedging profits, if any, estimated hedging costs and the value of the Underlying(s), including:

•	for notes linked to the USD ICE Swap Spread, EUR ICE Swap Spread, GBP ICE Swap Spread, LIBOR Spread or the applicable USD ICE Swap Rate, EUR ICE Swap Rate, GBP ICE Swap Rate or LIBOR Rate yield curves;
•	if the notes are subject to redemption by the Issuer, the likelihood, or expectation, that the notes will be redeemed by the Issuer, based on prevailing market interest rates or otherwise;
•	for notes linked to the CPI Rate:
•	general economic, financial, political or regulatory conditions in the United States;
•	fluctuations in the prices of various consumer goods and energy resources in the United States; and
•	inflation and expectations concerning inflation in the United States;
•	any actual or potential change in the Issuer’s creditworthiness or credit spreads and, for notes issued by JPMorgan Financial, the Guarantor’s creditworthiness or credit spreads;

•	customary bid-ask spreads for similarly sized trades;
•	the Issuer’s internal secondary market funding rates for structured debt issuances;
•	the actual and expected frequency and magnitude of changes in the value of any Component (i.e., volatility);
•	prevailing market prices, volatility and liquidity of any option or futures contracts relating to any Component;
•	the time to maturity of the notes;
•	the dividend rate on the equity securities underlying an Equity Index (while not paid to holders of the notes, dividend payments on any equity securities underlying an Equity Index may influence the value of the Equity Index and the market value of options on the Equity Index and therefore affect the market value of the notes);
•	interest and yield rates in the market generally, as well as in the markets of the securities underlying an Equity Index;
•	economic, financial, political, regulatory and judicial events that affect the securities underlying an Equity Index or stock markets generally;
•	for notes linked to two or more Components, changes in correlation (the extent to which the values of the Components increase or decrease to the same degree at the same time) between the Components; and
•	the exchange rates and the volatility of the exchange rates between the U.S. dollar and the currencies in which the equity securities underlying a non-U.S. Equity Index are traded, and, if a non-U.S. Equity Index is calculated in one currency and the equity securities underlying that non-U.S. Equity Index are traded in one or more other currencies, the correlation between those rates and the value of that non-U.S. Equity Index.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market.

Some or all of these factors will influence the price you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You may have to sell your notes at a substantial discount from the principal amount.

Risks Relating to the Underlying Rates

Regulation and reform of “benchmarks”, including LIBOR, EURIBOR and other interest rate, equity, foreign exchange rate and other types of benchmarks may cause such “benchmarks” to perform differently than in the past, or to disappear entirely, or have other consequences which cannot be predicted.

The London Interbank Offered Rate (“LIBOR”), the Euro Interbank Offered Rate (“EURIBOR”) and other interest rate, equity, foreign exchange rate and other types of indices which are deemed to be “benchmarks” are the subject of recent national, international and other regulatory guidance and proposals for reform. Some of these reforms are already effective while others are still to be implemented. These reforms may cause such “benchmarks” to perform differently than in the past, or to disappear entirely, or have other consequences which cannot be predicted. Any such consequence could have a material adverse effect on any notes linked to such a “benchmark”.

Any of the international, national or other proposals for reform or the general increased regulatory scrutiny of “benchmarks” could increase the costs and risks of administering or otherwise participating in the setting of a “benchmark” and complying with any such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or contribute to certain “benchmarks”, trigger changes in the rules or methodologies used in certain “benchmarks” or lead to the disappearance of certain “benchmarks”. The disappearance of a “benchmark” or changes in the manner of administration of a “benchmark” could result in discretionary valuation by the calculation agent or other consequence in relation to notes linked to such “benchmark”. Any such consequence could have a material adverse effect on the value of and return on any such notes.

Uncertainty about the future of LIBOR may affect USD LIBOR Rates or USD ICE Swap Rates, which may adversely affect the return on and the market value of the notes.

On July 27, 2017, the Chief Executive of the U.K. Financial Conduct Authority (the “FCA”), which regulates the London Interbank Offered Rate (“LIBOR”), announced that the FCA intends to stop persuading or compelling banks to submit rates for the calculation of LIBOR Rates to the LIBOR administrator after 2021.  The announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed.  It is impossible to predict whether and to what extent banks will continue to provide LIBOR submissions to the administrator of LIBOR, whether LIBOR Rates will cease to be published or supported before or after 2021 or whether any additional reforms to LIBOR may be enacted in the United Kingdom or elsewhere.  At this time, no consensus exists as to what rate or rates may become accepted alternatives to LIBOR and it is impossible to predict the effect of any such alternatives on the value of LIBOR-based securities, including notes linked to one or more LIBOR Rates or USD ICE Swap Rates.  Uncertainty as to the nature of alternative reference rates and as to potential changes or other reforms to LIBOR may adversely affect LIBOR Rates or USD ICE Swap Rates during the term of the notes and your return on the notes and the trading market for LIBOR-based or USD ICE Swap-based securities, including notes linked to one or more LIBOR Rates or USD ICE Swap Rates. For notes linked to a LIBOR Rate, if the applicable LIBOR Rate does not appear on the applicable Reuters page, the applicable LIBOR Rate will be determined in the manner set forth under “Description of Notes — The Underlying Rates — LIBOR Rate” herein, which may adversely affect the return on and the market value of the notes. See “The LIBOR Rate may be determined by the calculation agent in its sole discretion or, if it is discontinued or ceased to be published permanently or indefinitely, replaced by a successor or substitute rate” for more information.

The LIBOR Rate may be determined by the calculation agent in its sole discretion or, if it is discontinued or ceased to be published permanently or indefinitely, replaced by a successor or substitute rate.

If no relevant rate appears on the Reuters Screen LIBOR01 Page on an Interest Reset Date or LIBOR Determination Date at approximately 11:00 a.m., London time, on such date then the calculation agent, after consulting such sources as it deems comparable to the foregoing display page, or any such source it deems reasonable from which to estimate the relevant London interbank offered rate for U.S. dollar deposits, will determine the LIBOR Rate for that Interest Reset Date or LIBOR Determination Date in its sole discretion.

Notwithstanding the foregoing, if the calculation agent determines in its sole discretion on or prior to the relevant Interest Reset Date or LIBOR Determination Date that the relevant London interbank offered rate for U.S. dollar deposits has been discontinued or that rate has ceased to be published permanently or indefinitely, then the calculation agent will use as the LIBOR Rate for that Interest Reset Date or LIBOR Determination Date, as applicable, a substitute or successor rate that it has determined in its sole discretion, after consulting an investment bank of national standing in the United States (which may be an affiliate of ours) or any other source it deems reasonable, to be (a) the industry-accepted successor rate to the relevant London interbank offered rate for U.S. dollar deposits or (b) if no such industry-accepted successor rate exists, the most comparable substitute or successor rate to the relevant London interbank offered rate for U.S. dollar deposits. If the calculation agent has determined a substitute or successor rate in accordance with the foregoing, the calculation agent may determine in its sole discretion, after consulting an investment bank of national standing in the United States (which may be an affiliate of ours) or any other source it deems reasonable, the Business Day Convention, the Interest Accrual Convention,

the definitions of business day, Day Count Fraction and Interest Reset Date or LIBOR Determination Date and any other relevant methodology for calculating that substitute or successor rate, including any adjustment factor it determines is needed to make that substitute or successor rate comparable to the relevant London interbank offered rate for U.S. dollar deposits, in a manner that is consistent with industry-accepted practices for that substitute or successor rate.

Any of the foregoing determinations or actions by the calculation agent could result in adverse consequences to the applicable Interest Rate on the applicable Interest Reset Date or LIBOR Determination Date, which could adversely affect the return on and the market value of the notes.

The USD ICE Swap rate and the manner in which it is calculated may change in the future.

There can be no assurance that the method by which the USD ICE Swap Rate is calculated will continue in its current form. Any changes in the method of calculation could reduce the USD ICE Swap Rate and, therefore, the interest payable on the notes.

Uncertainty about the future of LIBOR may adversely affect the USD ICE Swap Rate.

The USD ICE Swap Rate is based on a hypothetical interest rate swap referencing the LIBOR with the applicable Designated Maturity. On July 27, 2017, the Chief Executive of the FCA, which regulates LIBOR, announced that the FCA intends to stop persuading or compelling banks to submit rates for the calculation of LIBOR Rates to the LIBOR administrator after 2021. The announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed. It is impossible to predict whether and to what extent banks will continue to provide LIBOR submissions to the administrator of LIBOR, whether LIBOR Rates will cease to be published or supported before or after 2021 or whether any additional reforms to LIBOR may be enacted in the United Kingdom or elsewhere. At this time, no consensus exists as to what rate or rates may become accepted alternatives to LIBOR and it is impossible to predict the effect of any such alternatives on the value of the USD ICE Swap Rate-based securities, such as the notes. Uncertainty as to the nature of alternative reference rates and as to potential changes or other reforms to LIBOR may adversely affect the USD ICE Swap Rate during the term of the notes and your return on the notes and the trading market for the USD ICE Swap Rate securities, including the notes.

The USD ICE Swap Rate may be calculated based on dealer quotations or by the calculation agent in good faith and in a commercially reasonable manner.

If, on an Interest Reset Date or USD ICE Swap Determination Date, as applicable, the applicable USD ICE Swap Rate cannot be determined by reference to the applicable Reuters page (or any successor page), then the calculation agent will request from five leading swap dealers, which may include the calculation agent or its affiliates, in the New York City interbank market, selected by the calculation agent, mid-market semi-annual swap rate quotations in a Representative Amount and with a term equal to the applicable Designated Maturity, at approximately 11:00 a.m., New York City time, on that Interest Reset Date or USD ICE Swap Determination Date, as applicable. The “mid-market semi-annual swap rate” means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction with a term equal to the applicable Designated Maturity commencing on that Determination Date and in a Representative Amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to the U.S. dollar LIBOR rate with a Designated Maturity of three months.  If at least three quotations are provided as requested, the calculation agent will calculate the applicable USD ICE Swap Rate by eliminating the highest quotation (or, in the case of equality, one of the highest) and the lowest quotation (or, in the case of equality, one of the lowest) and taking the arithmetic mean of the remaining rates.  If fewer than three quotations are provided, the USD ICE Swap Rate will be determined by the calculation agent, acting in a commercially reasonable manner. The USD ICE Swap Rate determined in this manner may be different from the rate that would have been published on the applicable Reuters page and may be different from other published levels, or other estimated levels, of the USD ICE Swap Rate.

Any of the foregoing determinations or actions by the calculation agent could result in adverse consequences to the applicable Interest Rate on the applicable Interest Reset Date or USD ICE Swap Determination Date, which could adversely affect the return on and the market value of the notes.

The EUR ICE Swap Rate may be calculated based on dealer quotations or by the calculation agent in good faith and in a commercially reasonable manner.

If, on an Interest Reset Date or EUR ICE Swap Determination Date, the applicable EUR ICE Swap Rate cannot be determined by reference to the applicable Reuters page (or any successor page), then the calculation agent will request from five leading swap dealers, which may include the calculation agent or its affiliates, in the Frankfurt interbank market, selected by the calculation agent, mid-market annual swap rate quotations in a Representative Amount and with a term equal to the applicable Designated Maturity, at approximately 3:00 p.m., Frankfurt time, on that Interest Reset Date or EUR ICE Swap Determination Date, as applicable. The “mid-market annual swap rate” means the mean of the bid and offered rates for the annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating euro interest rate swap transaction with a term equal to the applicable Designated Maturity commencing on that Interest Reset Date or EUR ICE Swap Determination Date, as applicable, and in a Representative Amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to the EURIBOR rate with a Designated Maturity of six months.  If at least three quotations are provided as requested, the calculation agent will calculate the applicable EUR ICE Swap Rate by eliminating the highest quotation (or, in the case of equality, one of the highest) and the lowest quotation (or, in the case of equality, one of the lowest) and taking the arithmetic mean of the remaining rates.  If fewer than three quotations are provided, the EUR ICE Swap Rate will be determined by the calculation agent, acting in a commercially reasonable manner.  The EUR ICE Swap Rate determined in this manner may be different from the rate that would have been published on the applicable Reuters page and may be different from other published levels, or other estimated levels, of the EUR ICE Swap Rate.

Any of the foregoing determinations or actions by the calculation agent could result in adverse consequences to the applicable Interest Rate on the applicable Interest Reset Date or EUR ICE Swap Determination Date, which could adversely affect the return on and the market value of the notes.

Uncertainty about the future of LIBOR may adversely affect the GBP ICE Swap Rate.

The GBP ICE Swap Rate is based on a hypothetical interest rate swap referencing the LIBOR with the applicable Designated Maturity. On July 27, 2017, the Chief Executive of the FCA, which regulates LIBOR, announced that the FCA intends to stop persuading or compelling banks to submit rates for the calculation of LIBOR Rates to the LIBOR administrator after 2021. The announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed. It is impossible to predict whether and to what extent banks will continue to provide LIBOR submissions to the administrator of LIBOR, whether LIBOR Rates will cease to be published or supported before or after 2021 or whether any additional reforms to LIBOR may be enacted in the United Kingdom or elsewhere. At this time, no consensus exists as to what rate or rates may become accepted alternatives to LIBOR and it is impossible to predict the effect of any such alternatives on the value of the GBP ICE Swap Rate-based securities, such as the notes. Uncertainty as to the nature of alternative reference rates and as to potential changes or other reforms to LIBOR may adversely affect the GBP ICE Swap Rate during the term of the notes and your return on the notes and the trading market for the GBP ICE Swap Rate securities, including the notes.

The GBP ICE Swap Rate may be calculated based on dealer quotations or by the calculation agent in good faith and in a commercially reasonable manner.

If, on an Interest Reset Date or GBP ICE Swap Determination Date, the applicable GBP ICE Swap Rate cannot be determined by reference to the applicable Reuters page (or any successor page), then the calculation agent will request from five leading swap dealers, which may include the calculation agent or its affiliates, in the London interbank market, selected by the calculation agent, mid-market annual swap rate quotations in a Representative Amount and with a term equal to the applicable Designated Maturity, at approximately 3:00 p.m., London time, on that Interest Reset Date or GBP ICE Swap Determination Date, as applicable. The “mid-market annual swap rate” means the mean of the bid and offered rates for the annual fixed leg, calculated on an Actual/365 day count basis, of a fixed-for-floating British pounds sterling interest rate swap transaction with a term equal to the applicable Designated Maturity commencing on that Interest Reset Date or GBP ICE Swap Determination Date, as applicable, and in a Representative Amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/365 day count basis, is equivalent to the LIBOR rate with a Designated Maturity of six months.  If at least three quotations are provided as requested, the calculation agent will calculate the applicable GBP ICE Swap Rate by eliminating the highest quotation (or, in the case of equality, one of the highest) and the lowest quotation (or, in the case of equality, one of the lowest) and taking the arithmetic mean of the remaining rates.  If fewer than three quotations are provided, the GBP ICE Swap Rate will be determined by the calculation agent, acting in a commercially reasonable manner.  The GBP ICE Swap Rate determined in this manner may be different from the rate that would have been published on the applicable Reuters page and may be different from other published levels, or other estimated levels, of the GBP ICE Swap Rate.

Any of the foregoing determinations or actions by the calculation agent could result in adverse consequences to the applicable Interest Rate on the applicable Interest Reset Date or GBP ICE Swap Determination Date, which could adversely affect the return on and the market value of the notes.

The GBP ICE Swap rate and the manner in which it is calculated may change in the future.

There can be no assurance that the method by which the GBP ICE Swap Rate is calculated will continue in its current form. Any changes in the method of calculation could reduce the GBP ICE Swap Rate and, therefore, the interest payable on the notes.

For notes to which the USD ICE Swap Provision, EUR ICE Swap Provision, GBP ICE Swap Provision, LIBOR Provision or relates, the applicable USD ICE Swap Rate (or USD ICE Swap Spread), EUR ICE Swap Rate (or EUR ICE Swap Spread), GBP ICE Swap Rate (or GBP ICE Swap Spread) or LIBOR Rate (or LIBOR Spread) will be affected by a number of factors.

The amount of interest, if any, payable on notes to which the USD ICE Swap Provision, EUR ICE Swap Provision, GBP ICE Swap Provision or LIBOR Provision applies (other than interest payable with respect to an Interest Period(s) to which a fixed rate applies, if applicable) will depend on a number of factors that can affect the levels of the USD ICE Swap Rate (or USD ICE Swap Spread), EUR ICE Swap Rate (or EUR ICE Swap Spread), GBP ICE Swap Rate (or GBP ICE Swap Spread) or LIBOR Rate (or LIBOR Spread), as applicable, as well as the yield curve between USD ICE Swap Rates, EUR ICE Swap Rates, USD ICE Swap Rates, LIBOR Rates of different Designated Maturities, including, but not limited to:

•	changes in, or perceptions about, future rates: generally, fluctuations in, or a perception that there will be fluctuations in, the levels of the applicable USD ICE Swap Rate, EUR ICE Swap Rate, GBP ICE Swap Rate or LIBOR Rate will affect the probability that the applicable Accrual Provision will be satisfied on any given date of determination, since as volatility of any underlying rate increases, the chance of the applicable Accrual Provision being satisfied decreases; in addition, increased interest rate volatility is historically associated with an increased spread between long and short-term interest rates and, conversely, decreased volatility is historically associated with tighter spreads;
•	general economic conditions: the economic, financial, political, regulatory or judicial events that affect financial markets generally will affect the interest payable on the notes as well, since the interest payable is a function of fluctuations in underlying rates that will generally be affected by such events;
•	prevailing interest rates: the USD ICE Swap Rate, EUR ICE Swap Rate, GBP ICE Swap Rate and LIBOR Rate are subject to daily fluctuations depending on the levels of prevailing interest rates in the market generally; in addition, lower overall interest rates are historically associated with an increased spread between long and short-term interest rates and, conversely, higher overall interest rates are historically associated with tighter spreads; and

•	policy of the Federal Reserve Board regarding interest rates: an easing of monetary policy is historically associated with an increased spread between long and short-term interest rates and, conversely, a tightening of monetary policy is historically associated with tighter spreads.

These and other factors may have a negative impact on the payment of interest on the notes. In addition, these and other factors may have a negative impact on the value of your notes in the secondary market.

The USD ICE Swap Rate, EUR ICE Swap Rate, GBP ICE Swap Rate, LIBOR Rate and CPI Rate may be volatile.

The USD ICE Swap Rate, EUR ICE Swap Rate, GBP ICE Swap Rate, LIBOR Rate and CPI Rate are each subject to volatility due to a variety of factors affecting interest rates generally and the rates of U.S. Treasury securities specifically, including:

•	sentiment regarding underlying strength in the U.S., European and global economies;
•	expectation regarding the level of price inflation;
•	sentiment regarding credit quality in U.S., European and global credit markets;
•	central bank policy regarding interest rates; and
•	performance of capital markets.

Increases or decreases in the floating rates could result in a decrease in the corresponding Interest Rate or, if applicable, result in the corresponding USD ICE Swap Provision, EUR ICE Swap Provision or LIBOR Provision not being satisfied, and thus result in the reduction of interest payable on notes, if any.

For notes to which the USD ICE Swap Provision, EUR ICE Swap Provision, GBP ICE Swap Provision or LIBOR Provision or relates, the applicable USD ICE Swap Rates (or USD ICE Swap Spread), EUR ICE Swap Rates (or EUR ICE Swap Spread), GBP ICE Swap Rates (or GBP ICE Swap Spread) or LIBOR Rates (or LIBOR Spread) and the manner in which they are calculated may change in the future.

For notes to which a USD ICE Swap Provision, EUR ICE Swap Provision, GBP ICE Swap Provision or LIBOR Provision relates, there can be no assurance that the method by which the USD ICE Swap Rates, EUR ICE Swap Rates, GBP ICE Swap Rates or LIBOR Rates, as applicable, are calculated will not change. Such changes in the method of calculation could reduce the level of the individual USD ICE Swap Rates, EUR ICE Swap Rates, GBP ICE Swap Rates or LIBOR Rates, as applicable, and any corresponding USD ICE Swap Spread, EUR ICE Swap Spread, GBP ICE Swap Spread or LIBOR Spread. Accordingly, the value of the notes may be significantly reduced. If the applicable USD ICE Swap Rates, EUR ICE Swap Rates, GBP ICE Swap Rates or LIBOR Rates are substantially altered, or are not quoted on the applicable Reuters page, or any substitute page thereto, on the USD ICE Swap Determination Date(s), EUR ICE Swap Determination Date(s), GBP ICE Swap Determination Date(s) or LIBOR Determination Date(s), as applicable, or any Initial Interest Reset Date, Interest Factor Reset Date or Substitute Interest Reset Date, if applicable, a substitute rate may be employed by the calculation agent to determine the relevant USD ICE Swap Rates, EUR ICE Swap Rates, GBP ICE Swap Rates or LIBOR Rates and that substitution may adversely affect the value of the notes.

For notes linked to the CPI Rate, the CPI itself and the way the BLS calculates the CPI may change in the future.

There can be no assurance that the BLS will not change the method by which it calculates the CPI. In addition, changes in the way the CPI is calculated could reduce the level of the CPI and lower the interest paid with respect to the notes. Accordingly, the amount of interest payable on the notes, and therefore the value of the notes, may be significantly reduced. If the CPI is discontinued or substantially altered, a successor index may be employed to calculate the interest payable on the notes, as described herein, and that substitution may adversely affect the value of the notes.

Risks Relating to Least Performing Index Notes

You are exposed to the risks associated with each Equity Index.

The return on Least Performing Index Notes is contingent upon the individual performance of each Equity Index and not the performance of a basket of the Equity Indices. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is diversified among all the components of the basket, you will be exposed equally to the risks related to any of the Equity Indices. The performance of the Equity Indices may not be correlated, and the performance of any one of the Equity Indices over the term of the notes may negatively affect any payment on the notes and will not be offset by the performance of any or all of the other Equity Indices. Accordingly, your investment is subject to the risks associated with each Equity Index.

Any payment on the notes may be determined by reference to the performance of the Equity Index that will result in the worst performance of the notes.

Any payment on the notes may be determined by reference to the performance of the Equity Index that will result in the worst performance of the notes, and you will not benefit from the performance of any other Equity Index. For example, for Least Performing Index Notes, which provide long (or bullish) exposure, any payment on the notes may be determined solely by reference to the Equity Index with the lowest return. Accordingly, the performance of a single Equity Index can adversely affect the value of the notes and any payment on the notes, regardless of the performance of any other Equity Index.

Risks Relating to an Equity Index

You will have no shareholder rights in issuers of equity securities that are included in an Equity Index.

As a holder of the notes, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the equity securities that are included in an Equity Index would have.

The sponsor of an Equity Index (an “Index Sponsor”) may adjust that Equity Index in a way that affects its level, and the Index Sponsor has no obligation to consider your interests.

The Index Sponsor for an Equity Index is responsible for maintaining such Equity Index. The Index Sponsor can add, delete or substitute the securities underlying the applicable Index or make other methodological changes that could change the level of that Equity Index. You should realize that the changing of equity securities included in an Equity Index may affect such Equity Index, as a newly added equity security may perform significantly better or worse than the asset or assets it replaces. Additionally, the Index Sponsor may alter, discontinue or suspend calculation or dissemination of the applicable Equity Index. Any of these actions could adversely affect the value of the notes. The Index Sponsor of an Equity Index has no obligation to consider your interests in calculating or revising that Equity Index. See the relevant index description section in any accompanying underlying supplement or the relevant terms supplement for additional information.

For notes linked to an Equity Index, unless otherwise specified in the accompanying terms supplement or any accompanying underlying supplement, to the Issuer’s and the Guarantor’s (if applicable) knowledge, the Issuer and the Guarantor (if applicable) are not currently affiliated with any other company the equity securities of which are included in an Equity Index.

For notes linked to an Equity Index, unless otherwise specified in the relevant terms supplement or any related underlying supplement, to the Issuer’s and the Guarantor’s (if applicable) knowledge, the Issuer and the Guarantor (if applicable) are not currently affiliated with any issuers the equity securities of which are included in an Equity Index. As a result, the Issuer and the Guarantor (if applicable) will have no ability to control the actions of the issuers of those equity securities, including actions that could affect the value of the equity securities underlying an Equity Index or your notes. Unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, none of the money you pay the Issuer will go to any Index Sponsor or any of the issuers of the equity securities included in any Equity Index, and none of those issuers will be involved in the offering of the notes in any way. Neither those issuers nor the Issuer or the Guarantor (if applicable) will have any obligation to consider your interests as a holder of the notes in taking any corporate actions that might affect the value of your notes. See any related underlying supplement or the relevant terms supplement for additional information about whether the Issuer is one of the companies included in an Equity Index.

In the event the Issuer’s or the Guarantor’s (if applicable) becomes affiliated with any issuer of equity securities that are included in an Equity Index, the Issuer and the Guarantor (if applicable) will have no obligation to consider your interests as a holder of the notes in taking any action that might affect the level of that Equity Index or the value of your notes.

The reported level of an Equity Index may include the deduction of index fees or other adjustments.

Any accompanying underlying supplement or the relevant terms supplement may specify that the reported levels of an Equity Index may include a deduction from the aggregate performance of the relevant securities underlying that Equity Index of index fees or other adjustments. Under these circumstances, as a result of these deductions, the value of that Equity Index will trail the value of a hypothetical identically constituted synthetic portfolio that is not subject to those index fees or other adjustments.

For notes that provide long (or bullish) exposure to an Equity Index that is not a total return index, your return on the notes will not reflect dividends, interest payments or other distributions on the securities underlying that Equity Index.

For notes that provide long (or bullish) exposure to an Equity Index that is not a total return index, your return on the notes will not reflect the return you would realize if you actually owned the securities underlying that Equity Index and received the dividends, interest payments or other distributions paid on those securities. This is because the calculation agent will calculate any payment on the notes, in whole or in part, by reference to the values of that Equity Index. The values of that Equity Index will reflect the prices of the securities underlying that Equity Index on the relevant dates without taking into consideration the value of dividends, interest payments or other distributions paid on those securities.

For notes that provide short (or bearish) exposure to an Equity Index that is a total return index, your return on the notes will be adversely affected by dividends, interest payments or other distributions on the securities underlying that Equity Index.

The level of a total return index reflects the prices of the securities included in that Equity Index, as well as the value of dividends, interest payments or other distributions on the securities underlying that Equity Index on those securities. Accordingly, if the notes are linked to a total return index, any dividends, interest payments or other distributions on the securities underlying that Equity Index will have a positive effect on the level of that Equity Index, which will adversely affect the value of the short (or bearish) notes.

For notes linked to a foreign index, the notes will be subject to risks associated with foreign indices.

For notes linked to a foreign index, the notes will be subject to risks associated with foreign indices. See “— Risks Relating to a Foreign Index” below.

Risks Relating to a Foreign Index

For notes linked in whole or in part to a non-U.S. Equity Index, if the prices of its component non-U.S. securities are not converted into U.S. dollars for purposes of calculating the value of that non-U.S. Equity Index, any amount payable on the notes will not be adjusted for changes in exchange rates that might affect that non-U.S. Equity Index.

Because the prices of the non-U.S. securities underlying the applicable non-U.S. Equity Index are not converted into U.S. dollars for purposes of calculating the value of that non-U.S. Equity Index and although the non-U.S. securities underlying that non-U.S. Equity Index are traded in currencies other than U.S. dollars, and the notes, which are linked in whole or in part to that non-U.S. Equity Index, are denominated in U.S. dollars, amounts payable on the notes, if any, will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies in which the non-U.S. securities underlying that non-U.S. Equity Index are denominated. Changes in exchange rates, however, may affect the value of the notes. In addition, changes in exchange rates reflect changes in various non-U.S. economies that in turn may affect any payment on the notes.

For notes linked in whole or in part to a non-U.S. Index, if the prices of its component non-U.S. securities are converted into U.S. dollars for purposes of calculating the value of that non-U.S. Equity Index, the notes will be subject to currency exchange risk.

Because the prices of the non-U.S. securities underlying the applicable non-U.S. Equity Index are converted into U.S. dollars for the purposes of calculating the value of that non-U.S. Equity Index, the holders of the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the non-U.S. securities underlying that non-U.S. Equity Index trade. An investor’s net exposure will depend on the extent to which those currencies strengthen or weaken against the U.S. dollar and the relative weight of the non-U.S. securities underlying that non-U.S. Equity Index denominated in each applicable currency. If, taking into account the weighting, the U.S. dollar changes in value relative to those currencies, the value of that non-U.S. Equity Index and any payment on the notes may be adversely affected.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;
•	existing and expected interest rate levels;
•	the balance of payments in the countries issuing those currencies and in the United States and between each country and its major trading partners;
•	political, civil or military unrest in the countries issuing those currencies and in the United States; and
•	the extent of governmental surpluses or deficits in the component countries and the United States.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries, the United States and other countries important to international trade and finance.

For notes linked in whole or in part to a non-U.S. Index, if the prices of its component non-U.S. securities are converted into U.S. dollars for purposes of calculating the value of that non-U.S. Equity Index, changes in the volatility of exchange rates and the correlation between those rates and the values of that non-U.S. Equity Index are likely to affect the market value of the notes.

The exchange rate between the U.S. dollar and each of the currencies in which the non-U.S. securities underlying the applicable non-U.S. Equity Index are denominated refers to a foreign exchange spot rate that measures the relative values of two currencies — the particular currency in which a security composing that non-U.S. Equity Index is denominated and the U.S. dollar. This exchange rate reflects the amount of the particular currency in which a security composing a non-U.S. Equity Index is denominated that can be purchased for one U.S. dollar and thus increases when the U.S. dollar appreciates relative to the particular currency in which that security is denominated. The volatility of the exchange rate between the U.S. dollar and each of the currencies in which the non-U.S. securities underlying a non-U.S. Equity Index are denominated refers to the size and frequency of changes in that exchange rate.

Because the applicable non-U.S. Equity Index is calculated, in part, by converting the closing prices of the non-U.S. securities underlying that non-U.S. Equity Index into U.S. dollars, the volatility of the exchange rate between the U.S. dollar and each of the currencies in which those non-U.S. securities are denominated could affect the market value of the notes.

The correlation of the exchange rate between the U.S. dollar and each of the currencies in which the non-U.S. securities underlying a non-U.S. Equity Index are denominated and the value of that non-U.S. Equity Index refers to the relationship between the percentage changes in that exchange rate and the percentage changes in the value of that non-U.S. Equity Index. The direction of the correlation (whether positive or negative) and the extent of the correlation between the percentage changes in the exchange rate between the U.S. dollar and each of the currencies in which the non-U.S. securities underlying a non-U.S. Equity Index are denominated and the percentage changes in the value of that non-U.S. Equity Index could affect the value of the notes.

The Issuer and the Guarantor (if applicable) have no control over exchange rates.

Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these governmental actions could adversely affect an investment in a note that is linked, in whole or in part, to a non-U.S. Equity Index.

The Issuer and the Guarantor (if applicable) will not make any adjustment or change in the terms of the notes in the event that exchange rates become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear those risks.

For notes linked in whole or in part to a non-U.S. Index, an investment in the notes is subject to risks associated with non-U.S. securities markets.

Unless otherwise specified in the relevant terms supplement or any accompanying underlying supplement, the securities that compose a non-U.S. Equity Index have been issued by non-U.S. companies. Investments in securities linked to the value of securities of non-U.S. issuers involve risks associated with the securities markets in those countries where the relevant non-U.S. securities are traded, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of these countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. These countries may be subjected to different and, in some cases, more adverse economic environments.

The economies of emerging market countries in particular face several concerns, including relatively unstable governments that may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. The risks of the economies of emerging market countries are relevant for notes linked to a non-U.S. Equity Index composed of securities traded in one or more emerging market countries.

Some or all of these factors may influence the level of a non-U.S. Equity Index. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of an Equity Index based on its historical performance. The level of a non-U.S. Equity Index may change in a manner that would adversely affect any payment on the notes.

A separate underlying supplement or the relevant terms supplement may provide additional risk factors relating to any Component to which the notes are linked.

Use of Proceeds and Hedging

Unless otherwise specified in the relevant terms supplement, the net proceeds JPMorgan Chase & Co. receives from the sale of the notes it issues will be used for general corporate purposes and, in part, by JPMorgan Chase & Co. or by one or more of its affiliates in connection with hedging its obligations under the notes. Unless otherwise specified in the relevant terms supplement, JPMorgan Financial intends to lend the net proceeds from the sale of the notes it issues to the Guarantor and/or its affiliates. The Guarantor expects that it and/or its affiliates will use the proceeds from these loans to provide additional funds for its and/or their operations and for other general corporate purposes. The notes will be offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes as set forth in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the original issue price of the notes will be equal to the estimated value of the notes plus the selling commissions and structuring fees, if any, paid to each agent and other affiliated or unaffiliated dealers (as shown on the cover page of the relevant terms supplement), plus (minus) the projected profits (losses) that the Issuer’s affiliates expect to realize for assuming risks inherent in hedging its obligations under the notes, plus the estimated cost of hedging its obligations under the notes. See “Estimated Value and Secondary Market Prices of the Notes — The Estimated Value of the Notes” and the relevant terms supplement for additional information about the estimated value of the notes. See also “Use of Proceeds” in the prospectus.

On or prior to the date of the relevant terms supplement, the Issuer, through its affiliates or others, expects to hedge some or all of its anticipated exposure in connection with the notes. In addition, from time to time after the notes are issued, the Issuer, through its affiliates or others, may enter into additional hedging transactions and close out or unwind those the Issuer has entered into, in connection with the notes and possibly in connection with its or its affiliates’ exposure to one or more Components or the securities underlying any Equity Index. To accomplish this, the Issuer, through its affiliates or others, may take positions in one or more trades on U.S. Treasury securities or take positions in instruments the value of which is derived from U.S. Treasury securities, interest rate swap and option transactions, purchases and sales of VRDOs and listed or over-the-counter options on VRDOs, the Equity Index or Equity Indices to which your notes are linked or securities underlying such Equity Indices or other derivative transactions with returns linked or related to the applicable USD ICE Swap Rate, EUR ICE Swap Rate, GBP ICE Swap Rate, LIBOR Rate, CPI Rate, the CPI or the Equity Index or Equity Indices to which your notes are linked or such other applicable rate or rates.

While the Issuer cannot predict an outcome, any of these hedging activities or other trading activities of the Issuer could potentially affect the applicable USD ICE Swap Rate, EUR ICE Swap Rate, GBP ICE Swap Rate, LIBOR Rate, CPI Rate or such other applicable rate or rates, or index level of the CPI or the Equity Index or Equity Indices to which your notes are linked and any spreads related thereto and, therefore, effectively decrease the interest rate payable on the notes. Because hedging the Issuer’s obligations entails risk and may be influenced by market forces beyond its control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. It is possible that these hedging or trading activities could result in substantial returns for the Issuer or its affiliates while the value of the notes declines. See “Risk Factors — Risks Relating to Conflicts of Interest — The Issuer, the Guarantor (if applicable) or their affiliates may have economic interests that are adverse to those of the holders of the notes” above.

The Issuer has no obligation to engage in any manner of hedging activity and will do so solely at its discretion and for its own account. The Issuer may hedge its exposure on the notes directly or it may aggregate this exposure with other positions taken by it and its affiliates with respect to its exposure to any interest rate, one or more Components or the securities underlying one or more Components. No note holder will have any rights or interest in the Issuer’s hedging activity or any positions that the Issuer or any unaffiliated counterparties may take in connection with the Issuer’s hedging activity.

U.S. Dollar ICE Swap Rates

The U.S. Dollar ICE Swap Rate is a measurement of the fixed rate leg of a hypothetical fixed rate-for-floating rate swap transaction, which is referred to in this product supplement as a constant maturity swap. In this hypothetical swap transaction, the fixed rate payment stream is reset each period relative to a regularly available fixed maturity market rate (such as the 10-Year or 2-Year U.S. dollar swap rate, payable semi-annually on the basis of a 360-day year consisting of twelve 30-day months) and is exchangeable for a floating 3-month USD LIBOR-based payment stream, payable quarterly on the basis of the actual number of days elapsed in a 360-day year. LIBOR is the London interbank offered rate, and is a common rate of interest used in the swaps industry. The constant maturity side of the swap, which is referred to in this product supplement as the USD ICE Swap Rate, represents the yield on an instrument with a longer life than the length of the fixed rate reset period. The value of the constant maturity swap is determined based on the comparison of the expected future LIBOR rates versus the fixed constant maturity swap rate, so the parties to a constant maturity swap have exposure to changes in a longer-term market rate.

Euro ICE Swap Rates

The Euro ICE Swap Rate is a measurement of the fixed rate leg of a hypothetical fixed rate-for-floating rate swap transaction, which is referred to in this product supplement as a constant maturity swap. In this hypothetical swap transaction, the fixed rate payment stream is reset each period relative to a regularly available fixed maturity market rate (such as the 30-year or 10-year Euro swap rate, payable annually on the basis of a 360-day year consisting of twelve 30-day months) and is exchangeable for a floating 6-month EURIBOR-based payment stream, payable semi-annually on the basis of the actual number of days elapsed in a 360-day year. EURIBOR is the Euro Interbank Offered Rate, and is a common rate of interest used in the swaps industry. The constant maturity side of the swap, which is referred to in this product supplement as the EUR ICE Swap Rate, represents the yield on an instrument with a longer life than the length of the fixed rate reset period. The value of the constant maturity swap is determined based on the comparison of the expected future EURIBOR rates versus the fixed constant maturity swap rate, so the parties to a constant maturity swap have exposure to changes in a longer-term market rate.

BRITISH POUNDS STERLING ICE Swap Rates

The British pounds sterling ICE Swap Rate is a measurement of the fixed rate leg of a hypothetical fixed rate-for-floating rate swap transaction, which is referred to in this product supplement as a constant maturity swap. In this hypothetical swap transaction, the fixed rate payment stream is reset each period relative to a regularly available fixed maturity market rate (such as the 30-year or 10-year British pounds sterling swap rate, payable annually on the basis of the actual number of days elapsed in a 365-day year) and is exchangeable for a floating 6-month LIBOR-based payment stream, payable semi-annually on the basis of the actual number of days elapsed in a 365-day year. LIBOR is the London Interbank Offered Rate, and is a common rate of interest used in the swaps industry. The constant maturity side of the swap, which is referred to in this product supplement as the GBP ICE Swap Rate, represents the yield on an instrument with a longer life than the length of the fixed rate reset period. The value of the constant maturity swap is determined based on the comparison of the expected future LIBOR rates versus the fixed constant maturity swap rate, so the parties to a constant maturity swap have exposure to changes in a longer-term market rate.

The Consumer Price Index

The CPI for purposes of the notes is the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers, reported monthly by the Bureau of Labor Statistics of the U.S. Department of Labor (the “BLS”) and published on Bloomberg CPURNSA or any successor source. The CPI for a particular month is published during the following month. The CPI is a measure of the average change in consumer prices over time for a fixed market basket of goods and services, including food, clothing, shelter, fuels, transportation, charges for doctors’ and dentists’ services and drugs. In calculating the CPI, price changes for the various items are averaged together with weights that represent their importance in the spending of urban households in the United States. The contents of the market basket of goods and services and the weights assigned to the various items are updated periodically by the BLS to take into account changes in consumer expenditure patterns. The CPI is expressed in relative terms in relation to a time base reference period for which the level is set at 100.0. The base reference period for these notes is the 1982-1984 average. All information contained in this product supplement regarding the CPI, including, without limitation, its make-up and method of calculation, has been derived from publicly available information. The Issuer and the Guarantor (if applicable) make no representation or warranty as to the accuracy or completeness of such information.

Other Components

If the notes are linked to any rate or rates not described in this product supplement, or an Equity Index, a separate underlying supplement or the relevant terms supplement will provide additional information relating to such rate or rates or Equity Index.

General Terms of Notes

Calculation Agent

Unless otherwise specified in the relevant terms supplement, J.P. Morgan Securities LLC, one of the Issuer’s and the Guarantor’s (if applicable) affiliates, will act as the calculation agent. The Issuer and the Guarantor (if applicable) may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

The calculation agent will make all necessary calculations and determinations in connection with the notes, including calculations and determinations relating to any payments on the notes and the assumptions used to determine the pricing and estimated value of the notes. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on the Issuer and the Guarantor (if applicable).

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of any amount payable on the notes at or prior to 11:00 a.m., New York City time, on the date on which payment is to be made.

Unless otherwise specified in the relevant terms supplement, all values with respect to calculations in connection with the notes will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655). Notwithstanding the foregoing, all dollar amounts related to determination of any payment on the notes per note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655), and all dollar amounts payable, if any, on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward unless otherwise specified in the relevant terms supplement.

Market Disruption Events

Certain events may prevent the calculation agent from properly determining the closing level of an Equity Index, and consequently, calculating the amount, if any, due on the notes. These events may include disruptions or suspensions of trading in the markets as a whole.

With respect to an Equity Index or any relevant successor equity index, a “market disruption event,” unless otherwise specified in the relevant terms supplement or any accompanying underlying supplement, means:

•	the occurrence or existence of a suspension, absence or material limitation of trading of equity securities then constituting 20% or more of the level of that Equity Index (or that successor equity index) on the relevant exchanges (as defined below) for those securities for more than two hours of trading during, or during the one-hour period preceding the close of, the principal trading session on that relevant exchange;
•	a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for equity securities then constituting 20% or more of the level of that Equity Index (or that successor equity index) during the one hour preceding the close of the principal trading session on that relevant exchange are materially inaccurate;
•	the occurrence or existence of a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to that Equity Index (or that successor equity index) for more than two hours of trading during, or during the one-hour period preceding the close of, the principal trading session on that exchange or market; or
•	a decision to permanently discontinue trading in those related futures or options contracts,

in each case, as determined by the calculation agent in its sole discretion; and

•	a determination by the calculation agent in its sole discretion that the applicable event described above materially interfered with the Issuer’s ability or the ability of any of its affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

For purposes of determining whether a market disruption event with respect to an Equity Index (or any relevant successor equity index) exists at any time, if trading in a security included in that Equity Index (or that successor equity index) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of that Equity Index (or that successor equity index) will be based on a comparison of:

•	the portion of the level of that Equity Index (or that successor equity index) attributable to that security relative to
•	the overall level of that Equity Index (or that successor equity index),

in each case immediately before that suspension or limitation.

For purposes of determining whether a market disruption event with respect to an Equity Index (or any relevant successor equity index) has occurred, unless otherwise specified in the relevant terms supplement:

•	a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange, or the primary exchange or market for trading in futures or options contracts related to that Equity Index (or that successor equity index);
•	limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;
•	a suspension of trading in futures or options contracts on that Equity Index (or that successor equity index) by the primary exchange or market for trading in those contracts by reason of:
•	a price change exceeding limits set by that exchange or market,
•	an imbalance of orders relating to those contracts or
•	a disparity in bid and ask quotes relating to those contracts will, in each case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to that Equity Index (or that successor equity index); and

•	a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary exchange or market on which futures or options contracts related to that Equity Index (or that successor equity index) are traded will not include any time when that exchange or market is itself closed for trading under ordinary circumstances.

“Relevant exchange” means, with respect to an Equity Index or any relevant successor equity index, the primary exchange or market of trading for any security (or any combination thereof) then included in that Index or successor equity index, as applicable.

Discontinuation of an Equity Index; Alteration of Method of Calculation

Unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, if the Index Sponsor discontinues publication of an Equity Index and the Index Sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Equity Index (such index being referred to herein as a “successor equity index”), then from and including an effective date determined by the calculation agent in good faith (with respect to that Equity Index, the “Successor Date”):

•	the closing level of an Equity Index on any Equity Index Determination Date, or any other relevant date on which the closing level of that Equity Index is to be determined, will be determined by reference to the level of that successor equity index published with respect to that day and an adjustment factor determined by the calculation agent in good faith as of the applicable

Successor Date, taking into account the closing level of that Equity Index on the trading day immediately preceding the applicable Successor Date; and

•	the intraday level, if applicable, of that Equity Index at any time on any Equity Index Determination Date, or any other relevant date on which the intraday level of that Equity Index is to be determined, will be determined by reference to the level of that successor equity index as most recently reported by Bloomberg at that time and the adjustment factor.

Upon any selection by the calculation agent of a successor equity index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, the Issuer, the Guarantor (if applicable) and DTC, as the holder of the notes.

Unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, if the Index Sponsor for an Equity Index discontinues publication of such Index prior to, and such discontinuation is continuing on, any trading day on which the Equity Index Level of such Equity Index is to be determined, and the calculation agent determines, in its sole discretion, that no successor equity index for such Equity Index is available at such time, or the calculation agent has previously selected a successor equity index for an Equity Index and publication of such successor equity index is discontinued prior to, and such discontinuation is continuing on, such trading day, then the calculation agent will determine the Equity Index Level for such Equity Index on such date. The Equity Index Level of such Equity Index will be computed by the calculation agent in accordance with the formula for and method of calculating such Equity Index or successor equity index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing such Equity Index or successor equity index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the Equity Index or its successor equity index, as applicable, may adversely affect the value of the notes.

If at any time the method of calculating an Equity Index or a successor equity index, or the level thereof, is changed in a material respect, or if an Equity Index or a successor equity index is in any other way modified so that such Equity Index or such successor equity index does not, in the opinion of the calculation agent, fairly represent the level of such Equity Index or such successor equity index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the Equity Index Level of such Equity Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to such Equity Index or such successor equity index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Equity Index Level for such Equity Index with reference to such Equity Index or such successor equity index, as adjusted. Accordingly, if the method of calculating such Equity Index or such successor equity index is modified so that the level of such Equity Index or such successor equity index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in such Equity Index), then the calculation agent will adjust its calculation of such Equity Index or such successor equity index in order to arrive at a level of such Equity Index or such successor equity index as if there had been no such modification (e.g., as if such split had not occurred).

Events of Default

Under the heading “Description of Debt Securities — Events of Default and Waivers” in the prospectus is a description of events of default relating to debt securities including the notes.

Payment upon an Event of Default

Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes will have occurred and be continuing, the amount declared due and payable per $1,000 principal amount note upon any acceleration of the notes will be determined by the calculation agent and will be an amount in cash equal to $1,000 per $1,000 principal amount note plus accrued and unpaid interest, calculated as if the date of acceleration were the maturity date. In such case, interest will be calculated on the basis of a 360-day year and the actual number of days in such adjusted Interest Period and will be based on the Interest Rate on the Determination Date immediately preceding such adjusted Interest Period.

If the maturity of the notes is accelerated because of an event of default as described above, the Issuer will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities — Modification of the Indenture” in the prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

DTC will act as securities depositary for the notes. The notes will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully registered global note certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the prospectus supplement under the heading “Description of Notes — Forms of Notes” and in the prospectus under the heading “Forms of Securities — Book-Entry System.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity, and on each Interest Payment Date, if applicable, on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York Mellon will also act as paying agent for the notes and may designate additional paying agents.

Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The notes will be governed by and interpreted in accordance with the laws of the State of New York.

Reopening Issuances

The Issuer may, in its sole discretion, “reopen” the notes based upon market conditions and the value of the Components at that time. The Issuer intends to issue the notes initially in an amount having the aggregate offering price specified on the cover of the relevant terms supplement. However, the Issuer may issue additional notes in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The notes do not limit the Issuer’s ability to incur other indebtedness or to issue other securities. Also, the Issuer is not subject to financial or similar restrictions by the terms of the notes. These further issuances, if any, will be consolidated with, have the same CUSIP number as and trade interchangeably with the respective originally issued notes immediately upon settlement and, consequently, will increase the aggregate principal amount of such notes outstanding. The price of any additional offering will be determined at the time of pricing of that offering.

The Issuer has no obligation to take your interests into account when deciding whether to issue additional notes. In addition, the Issuer is under no obligation to reopen any series of notes or to issue any additional notes.

Material U.S. Federal Income Tax Consequences

The following is a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the notes. It applies to you only if you are an initial holder of a note purchasing the note at its issue price for cash and if you hold the note as a capital asset, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

For U.S. federal income tax purposes, JPMorgan Financial is disregarded as an entity separate from JPMorgan Chase & Co., and therefore notes issued by JPMorgan Financial will be treated as if they were issued by JPMorgan Chase & Co. for those purposes. Accordingly, throughout this discussion, references to the Issuer are generally to JPMorgan Chase & Co., unless the context otherwise requires.

This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to you in light of your particular circumstances or if you are a holder subject to special treatment under the U.S. federal income tax laws, such as:

•	a financial institution;
•	a “regulated investment company” as defined in Code Section 851;
•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;
•	a dealer in securities;
•	a person holding a note as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a note;
•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;
•	a trader in securities who elects to apply a mark-to-market method of tax accounting; or
•	a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein. The effects of any applicable state, local or foreign tax laws are not discussed. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the notes), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Consequences to U.S. Holders

You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	a citizen or individual resident of the United States;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or
•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of Indebtedness

If so indicated in the relevant terms supplement, the Issuer will treat your notes as indebtedness for U.S. federal income tax purposes. The following is a discussion of the material U.S. federal income tax consequences of owning and disposing of notes that are treated as indebtedness for U.S. federal income tax purposes.

Payments of Interest. Payments of interest on a note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or received (in accordance with the U.S. Holder’s regular method of tax accounting), provided that the interest is “qualified stated interest” (as defined below).

Original Issue Discount. The following summary is a general discussion of the U.S. federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of notes issued with original issue discount. The following is a summary of the principal U.S. federal income tax consequences of the ownership of notes having been issued with original issue discount.

A note will have original issue discount for U.S. federal income tax purposes if the note’s “issue price” is less than the note’s “stated redemption price at maturity” by more than a de minimis amount, as discussed below, and the note has a term of more than one year.

The issue price of a note generally is the first price at which a substantial amount of the “issue” of notes is sold to the public for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), excluding pre-issuance accrued interest (as discussed below under “—Pre-Issuance Accrued Interest”).

The “stated redemption price at maturity” of a note generally is the total amount of all payments provided by the note other than “qualified stated interest” payments.

Qualified stated interest generally is stated interest that is “unconditionally payable” in cash or property (other than debt instruments of the issuer) at least annually either at a single fixed rate, or a qualifying variable rate (as described below). Qualified stated interest is taxable to a U.S. Holder when accrued or received in accordance with the U.S. Holder’s regular method of tax accounting, as described above under “—Payments of Interest.”

Interest is considered unconditionally payable only if reasonable legal remedies exist to compel timely payment or the note otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment within a reasonable grace period) or non-payment a remote contingency. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between stated interest payments. Thus, if the interval between payments varies during the term of the instrument, the value of the fixed rate on which payment is based generally must be adjusted to reflect a compounding assumption consistent with the length of the interval preceding the payment.

Notes having “de minimis original issue discount” generally will be treated as not having original issue discount unless a U.S. Holder elects to treat all interest on the note as original issue discount. See “—Election to Treat All Interest and Discount as Original Issue Discount (Constant Yield Method).” A note will be considered to have “de minimis original issue discount” if the difference between its stated redemption price at maturity and its issue price is less than the product of 1/4 of 1 percent of the stated redemption price at maturity and the number of complete years from the issue date to maturity (or the weighted average maturity in the case of a note that provides for payment of an amount other than qualified stated interest prior to maturity).

U.S. Holders of notes having original issue discount will be required to include original issue discount in gross income for U.S. federal income tax purposes as it accrues (regardless of the U.S. Holder’s regular method of tax accounting), which may be in advance of receipt of the cash attributable to such income. Original issue discount accrues under the constant yield method, based on a compounded yield to maturity, as described below. Accordingly, U.S. Holders of notes having original issue discount will generally be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

The annual amount of original issue discount includible in income by the initial U.S. Holder of a note having original issue discount will equal the sum of the “daily portions” of the original issue discount with respect to the note for each day on which the U.S. Holder held the note during the taxable year. Generally, the daily portions of original issue discount are determined by allocating to each day in an “accrual period” the ratable portion of original issue discount allocable to the accrual period. The term “accrual period” means an interval of time with respect to which the accrual of original issue discount is measured and which may vary in length over the term of the note provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on either the first or last day of an accrual period.

The amount of original issue discount allocable to an accrual period will be the excess of:

•	the product of the “adjusted issue price” of the note at the commencement of the accrual period and its “yield to maturity” over
•	the amount of any qualified stated interest payments allocable to the accrual period.

The adjusted issue price of a note at the beginning of the first accrual period is the note’s issue price and, on any day thereafter, it is the sum of the issue price and the amount of original issue discount previously includible in the gross income of the U.S. Holder (without regard to any “acquisition premium” as described below), reduced by the amount of any payment other than a payment of qualified stated interest previously made on the note. If an interval between payments of qualified stated interest contains more than one accrual period, the amount of qualified stated interest that is payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) is allocated on a pro-rata basis to each accrual period in the interval, and the adjusted issue price at the beginning of each accrual period in the interval is increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but is not payable until the end of the interval. The yield to maturity of a note is the yield to maturity computed on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period. If all accrual periods are of equal length except for a shorter initial accrual period or a shorter initial and final accrual period, the amount of original issue discount allocable to the initial period may be computed using any reasonable method; however, the original issue discount allocable to the final accrual period will always be the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price of the note at the beginning of the final accrual period.

Pursuant to recently enacted legislation, for taxable years beginning after December 31, 2017 with respect to a debt instrument with market discount, and for taxable years beginning after December 31, 2018, with respect to a debt instrument issued with original issue discount, an accrual method taxpayer that reports revenues on an applicable financial statement generally must recognize income for U.S. federal income tax purposes no later than the taxable year in which such income is taken into account as revenue in an applicable financial statement of the taxpayer. For this purpose, an “applicable financial statement” generally means a financial statement certified as having been prepared in accordance with generally accepted accounting principles or that is made on the basis of international financial reporting standards and which is used by the taxpayer for various specified purposes. This rule could potentially require such a taxpayer to recognize income for U.S. federal income tax purposes with respect to the notes prior to the time such income would be recognized pursuant to the rules described above. Potential investors in the notes should consult their tax advisors regarding the potential applicability of these rules to their investment in the notes.

Notes Subject to Call or Put Options. For purposes of calculating the yield and maturity of a note subject to an option, in general, a call option held by the issuer is presumed exercised if, upon exercise, the yield on the note is less than it would have been had the option not been exercised, and a put option held by a U.S. Holder is presumed exercised if, upon exercise, the yield on the note is more than it would have been had the option not been exercised. The effect of this rule generally may accelerate or defer the inclusion of original issue discount in the income of a U.S. Holder whose note is subject to a put option or a call option, as compared to a note that does not have such an option. If any option that is presumed to be exercised is not in fact exercised, the note is treated as retired and reissued solely for purposes of the original issue discount rules on the date of presumed exercise for an amount equal to the note’s adjusted issue price on that date. The deemed reissuance will have the effect of redetermining the note’s yield and maturity for original issue discount purposes and any related subsequent accruals of original issue discount.

Variable Rate Debt Instruments. Certain notes that qualify as “variable rate debt instruments” are subject to the special rules described below. A note will qualify as a variable rate debt instrument if (a) the note’s issue price does not exceed the total noncontingent principal payments due under the note by more than a specified de minimis amount and (b) the note provides for stated interest, paid or compounded at least annually, at current values of (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the note’s issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate, unless such cap or floor is fixed throughout the term of the note. An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party) such as dividends, profits, or the value of the issuer’s stock (although a rate does not fail to qualify as an objective rate merely because it is based on the credit quality of the issuer). A “qualified inverse floating rate” is any objective rate which is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. Further, if a note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the note’s issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

If a note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a “variable rate debt instrument,” and if the stated interest on such note is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on the note will constitute qualified stated interest and will be taxed accordingly. Thus, a note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a “variable rate debt instrument” will generally not be treated as having been issued with original issue discount unless the note is issued at a “true” discount (i.e., at a price below the note’s stated principal amount) in excess of a specified de minimis amount. The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on such a note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

In general, any other note that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the note. Treasury regulations generally require that such a note be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the note’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the note is converted into a fixed rate that reflects the yield that is reasonably expected for the note. In the case of a note that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the note as of the note’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the note is then converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the note is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the general original issue discount rules to the “equivalent” fixed rate debt instrument and a U.S. Holder of the note will account for such original issue discount and qualified stated interest as if the U.S. Holder held the “equivalent” fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the note during the accrual period.

Short-Term Debt Instruments. Certain notes that are treated as “short-term” debt instruments are subject to special rules. U.S. Holders that report income for U.S. federal income tax purposes on the accrual method and certain other holders are required to include original issue discount (equal to the difference between all payments on the note over its issue price) in income. Original issue discount on notes that are short-term debt instruments is accrued on a straight-line basis, unless an irrevocable election with respect to the note is made to accrue the original issue discount under the constant yield method based on daily compounding.

In general, an individual or other cash method U.S. Holder of a short-term debt instrument is not required to accrue original issue discount with respect to a note that is a short-term debt instrument, unless the U.S. Holder elects to do so, but may be required to include interest paid on the note that is a short-term debt instrument in income as the interest is received. An election by a cash basis U.S. Holder to accrue original issue discount on a note that is a short-term debt instrument, applies to all short-term debt instruments acquired by the U.S. Holder during the first taxable year for which the election is made, and all subsequent taxable years of the U.S. Holder, unless the Internal Revenue Service (the “IRS”) consents to a revocation. In the case of a U.S. Holder that is not required (and does not elect) to include original issue discount in income currently, any gain realized on the sale, exchange, retirement, redemption or other disposition of a note that is a short-term debt instrument is treated as ordinary income to the extent of the original issue discount that had accrued on a straight-line basis (or, if elected, under the constant yield method based on daily compounding) through the date of sale, exchange, retirement, redemption or other disposition and the U.S. Holder will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry the note in an amount not exceeding the accrued original issue discount (determined on a ratable basis, unless the U.S. Holder elects to use a constant yield basis) on the note, until the original issue discount is recognized.

Market Discount and Premium. If a U.S. Holder purchases a note, other than a contingent payment debt instrument or a short-term debt instrument, for an amount that is less than the note’s stated redemption price at maturity or, in the case of a note having original issue discount, less than the note’s revised issue price (which is the sum of the issue price of the note increased by the aggregate amount of the original issue discount previously includible in the gross income of any holder (without regard to any acquisition premium) and decreased by the amount of any payments previously made on the note that were not payments of qualified stated interest), the amount of the difference generally will be treated as market discount for U.S. federal income tax purposes. It is possible that a U.S. Holder may purchase a note at original issuance for an amount that is different than its issue price. The amount of any market discount generally will be treated as de minimis and disregarded if the amount is less than the product of 1/4 of 1 percent of the stated redemption price at maturity of the note and the number of complete remaining years to maturity (or weighted average remaining maturity in the case of notes paying any amount other than qualified stated interest prior to maturity).

Under the market discount rules, a U.S. Holder is required to treat any principal payment on, or any gain on the sale, exchange, retirement, redemption or other disposition of a note as ordinary income to the extent of any accrued market discount that has not previously been included in income. If the note is disposed of in a nontaxable transaction (other than certain specified nonrecognition transactions), accrued market discount will be includible as ordinary income to the U.S. Holder as if the U.S. Holder had sold the note at its then fair market value. In addition, the U.S. Holder may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the note.

Market discount accrues ratably during the period from the date of acquisition to the maturity of a note, unless the U.S. Holder elects to accrue it under the constant yield method. A U.S. Holder of a note may elect to include market discount in income currently as it accrues (either ratably or under the constant yield method), in which case the rule described above regarding deferral of interest deductions will not apply. The election to include market discount currently applies to all market discount obligations acquired during or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If an election is made to include market discount in income currently, the basis of the note in the hands of the U.S. Holder will be increased by the market discount thereon as it is included in income.

A U.S. Holder that purchases a note having original issue discount, other than a contingent payment debt instrument, for an amount exceeding its “adjusted issue price” (which is described above under “— Original Issue Discount”) and less than or equal to the sum of all remaining amounts payable on the note other than payments of qualified stated interest will be treated as having purchased the note with acquisition premium. The amount of original issue discount that the U.S. Holder must include in gross income with respect to such note will be reduced in the proportion that the excess bears to the original issue discount remaining to be accrued as of the note’s acquisition date and ending on the stated maturity date. Rather than apply the above fraction, the U.S. Holder that, as discussed below, elects to treat all interest as original issue discount would treat the purchase at an acquisition premium as a purchase at original issuance and calculate original issue discount accruals on a constant yield to maturity basis.

A U.S. Holder that acquires a note, other than a contingent payment debt instrument, for an amount that is greater than the sum of all remaining amounts payable on the note other than payments of qualified stated interest will be treated as having purchased the note at a bond premium and will not be required to include any original issue discount in income. A U.S. Holder generally may elect to amortize bond premium. The election to amortize bond premium must be made with a timely filed U.S. federal income tax return for the first taxable year to which the U.S. Holder wishes the election to apply.

If bond premium is amortized, the amount of interest that must be included in the U.S. Holder’s income for each period ending on an interest payment date or on stated maturity, as the case may be, will be reduced by the portion of bond premium allocable to such period based on the note’s yield to maturity (or, in certain circumstances, until an earlier call date) determined by using the U.S. Holder’s basis of the note, compounding at the close of each accrual period. If the bond premium allocable to an accrual period is in excess of qualified stated interest allocable to that period, the excess may be deducted to the extent of prior interest income inclusions and is then carried to the next accrual period and offsets qualified stated interest in such period (subject to the same limitation in such future accrual periods). Any amortizable bond premium remaining at the time the note is sold, retired or otherwise disposed of will be deductible as a bond premium deduction and will not be treated as a capital loss. If an election to amortize bond premium is not made, a U.S. Holder must include the full amount of each interest payment in income in accordance with its regular method of accounting and will receive a tax benefit from the premium only in computing its gain or loss upon the sale, exchange, retirement, redemption or other disposition or payment of the principal amount of the note.

An election to amortize bond premium will apply to amortizable bond premium on all notes and other bonds, the interest on which is includible in the U.S. Holder’s gross income, held at the beginning of the U.S. Holder’s first taxable year to which the election applies or thereafter acquired, and may be revoked only with the consent of the IRS. The election to treat all interest as original issue discount is treated as an election to amortize premium. Special rules may apply if a note is subject to call prior to maturity at a price in excess of its stated redemption price at maturity.

Election to Treat All Interest and Discount as Original Issue Discount (Constant Yield Method). A U.S. Holder of a note may elect to include in income all interest and discount (including de minimis original issue discount and de minimis market discount), as adjusted by any premium with respect to the note, based on a constant yield method, which is described above under “— Original Issue Discount.” The election is made for the taxable year in which the U.S. Holder acquired the note, and it may not be revoked without the consent of the IRS. If such election is made with respect to a note having market discount, the U.S. Holder will be deemed to have elected currently to include market discount on a constant yield basis with respect to all debt instruments having market discount acquired during the year of election or thereafter. If made with respect to a note having amortizable bond premium, the U.S. Holder will be deemed to have made an election to amortize premium generally with respect to all debt instruments having amortizable bond premium held by the U.S. Holder during the year of election or thereafter.

Sale, Exchange, Retirement, Redemption or Repayment of the Notes. Upon the disposition of a note by sale, exchange, retirement, redemption, or other disposition or repayment of principal at maturity, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued but unpaid interest, which will be taxable as such) and (ii) the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note (net of accrued interest) to the U.S. Holder, increased by amounts includible in income as original issue discount or market discount, as described above (if the holder elects to include market discount in income on a current basis) and reduced by any amortized bond premium and any payments (other than payments of qualified stated interest) made on the note.

Such gain or loss (except to the extent that the market discount rules or the rules relating to short-term debt instruments or contingent payment debt instruments otherwise provide) will generally constitute capital gain or loss, which will be long-term capital gain or loss if the note was held for more than one year. Long-term capital gains of individual taxpayers may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Contingent Payment Debt Instruments. Certain notes that are treated as “contingent payment debt instruments” are subject to special rules. The relevant terms supplement will indicate whether the Issuer intends to treat a note as a contingent payment debt instrument. If a contingent payment debt instrument is issued for cash or publicly traded property, original issue discount is determined and accrued under the “noncontingent bond method.” Unless otherwise indicated in the relevant terms supplement, the Issuer intends to treat all notes that are treated as contingent payment debt instruments as subject to the noncontingent bond method.

Under the noncontingent bond method, for each accrual period, U.S. Holders of the notes accrue original issue discount equal to the product of (i) the “comparable yield” (adjusted for the length of the accrual period) and (ii) the “adjusted issue price” of the notes at the beginning of the accrual period. This amount is ratably allocated to each day in the accrual period and is includible as ordinary interest income by a U.S. Holder for each day in the accrual period on which the U.S. Holder holds the contingent payment debt instrument, whether or not the amount of any payment is fixed or determinable in the taxable year. Thus, the noncontingent bond method may result in recognition of income prior to the receipt of cash.

In general, the comparable yield of a contingent payment debt instrument is equal to the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to those of the contingent payment debt instrument, including level of subordination, term, timing of payments, and general market conditions. For example, if a hedge of the contingent payment debt instrument is available that, if integrated with the contingent payment debt instrument, would produce a “synthetic debt instrument” with a specific yield to maturity, the comparable yield will be equal to the yield of the synthetic debt instrument. However, if such a hedge is not available, but similar fixed rate debt instruments of the issuer are traded at a price that reflects a spread above a benchmark rate, the comparable yield is the sum of the benchmark rate on the issue date and the spread.

The adjusted issue price at the beginning of each accrual period is generally equal to the issue price of the note plus the amount of original issue discount previously accrued upon the note (generally determined without regard to any positive or negative adjustments, as discussed below) less any noncontingent payment and the projected amount of any contingent payment contained in the projected payment schedule (as described below) previously made on the contingent payment debt instrument.

In addition to the determination of a comparable yield, the noncontingent bond method requires the Issuer to construct a projected payment schedule. The projected payment schedule includes all noncontingent payments, and projected amounts for each contingent payment to be made under the contingent payment debt instrument that are adjusted to produce the comparable yield. Except as discussed below, the projected payment schedule remains fixed throughout the term of the contingent payment debt instrument and is not revised to account for changes in circumstances that occur while the notes are outstanding. A U.S. Holder is required to use the issuer’s projected payment schedule to determine its interest accruals and adjustments, unless the U.S. Holder determines that the issuer’s projected payment schedule is unreasonable, in which case the U.S. Holder must disclose its own projected payment schedule in connection with its U.S. federal income tax return and the reason(s) why it is not using the issuer’s projected payment schedule.

The comparable yield and the projected payment schedule are used to determine accruals of interest FOR U.S. FEDERAL INCOME TAX PURPOSES ONLY and are not assurances or predictions by the Issuer with respect to the actual yield of or payments to be made in respect of a note. The comparable yield and the projected payment schedule do not represent the Issuer’s expectations regarding such yield or the amount of such payments.

If the actual amounts of contingent payments are different from the amounts reflected in the projected payment schedule, a U.S. Holder is required to make adjustments in its original issue discount accruals when such amounts are paid. In addition, if a note has been held until maturity, for purposes of determining the amount realized upon retirement of the note at maturity, the U.S. Holder is generally treated as receiving the projected amount of any contingent payment due at maturity, as provided by the projected payment schedule (subject to adjustment, as described below). Adjustments arising from contingent payments that are greater than the projected amounts of those payments are referred to as “positive adjustments”; adjustments arising from contingent payments that are less than the projected amounts are referred to as “negative adjustments.” Positive and negative adjustments are netted for each taxable year with respect to each note. Any net positive adjustment for a taxable year is treated as additional original issue discount income of the U.S. Holder. Any net negative adjustment reduces any original issue discount on the note for the taxable year that would otherwise accrue. Any excess is then treated as a current-year ordinary loss to the U.S. Holder to the extent of original issue discount accrued in prior years. The balance, if any, is treated as a negative adjustment in subsequent taxable years. Finally, to the extent that it has not previously been taken into account, an excess negative adjustment reduces the amount realized upon a sale, exchange, retirement, redemption or other disposition of the note.

Notwithstanding the foregoing, special rules will apply if a contingent payment on a note becomes fixed more than six months prior to its scheduled date of payment. Generally, in such a case, a U.S. Holder would be required to account for the difference between the present value of the fixed payment and the present value of the projected payment as either a positive adjustment or a negative adjustment (i.e., either as additional original issue discount or as an offset to future original issue discount or as an ordinary loss, as appropriate) on the date the payment becomes fixed. Notwithstanding the preceding sentence, if all remaining contingent payments become fixed substantially contemporaneously, any positive or negative adjustment is taken into account in a reasonable manner over the remaining term of the CD. In addition, the projected payment schedule will generally be modified prospectively to reflect the fixed amount of the payment, and no further adjustment will be made when the payment is actually made. The adjusted issue price of the note and a U.S. Holder’s tax basis in the note and the character of any gain or loss on the sale of the note could also be affected. U.S. Holders should consult their own tax advisors concerning these special rules.

A U.S. Holder’s basis in a contingent payment debt instrument is increased by the original issue discount previously accrued by the U.S. Holder on the contingent payment debt instrument (as determined without regard to adjustments made to reflect differences between actual and projected payments, except as discussed in the preceding paragraph) and reduced by the amount of any non-contingent payments and the projected amount of any contingent payments previously made to the U.S. Holder. Gain on the sale, exchange, retirement, redemption or other disposition of a contingent payment debt instrument generally is treated as ordinary income. Loss, on the other hand, is treated as ordinary loss only to the extent of the U.S. Holder’s prior net original issue discount inclusions (i.e., reduced by the total net negative adjustments previously allowed to the U.S. Holder as an ordinary loss) and capital loss to the extent in excess thereof. The deductibility of capital losses is subject to certain limitations.

A U.S. Holder that purchases a note for an amount other than the issue price of the note will be required to adjust its original issue discount inclusions to account for the difference. These adjustments will affect the U.S. Holder’s basis in the note. Reports to U.S. Holders may not include these adjustments. U.S. Holders that purchase notes for an amount other than the issue price should consult their tax advisors regarding these adjustments.

Prospective investors should consult their own tax advisors with respect to the application of the contingent payment debt instrument provisions to notes.

Tax Treatment as Income-Bearing Pre-paid Derivative Contracts

If so indicated in the relevant terms supplement, insofar as the Issuer has tax reporting responsibilities with respect to your notes, the Issuer will (in the absence of an administrative determination or judicial ruling to the contrary) treat your notes for U.S. federal income tax purposes as income-bearing pre-paid derivative contracts, as specified in the relevant terms supplement.

At the time of the relevant offering, the Issuer may seek an opinion of counsel regarding the tax consequences of owning and disposing of the notes. In this event, whether or not counsel is able to opine regarding the correctness of the treatment of the notes described above, the Issuer expects that counsel will be able to opine that the following are the material tax consequences of owning and disposing of the notes if the treatment of the notes described above is respected, as well as material tax consequences that may apply if it is not respected. The following discussion assumes this treatment is respected, except where otherwise indicated. The relevant terms supplement may indicate other issues applicable to a particular offering of notes.

If the treatment of the notes as income-bearing pre-paid derivative contracts, as specified in the relevant terms supplement, is respected, the following is a discussion of the material U.S. federal income tax consequences of owning and disposing of the notes.

Interest payments that you receive should be included in ordinary income at the time you receive the payments or when the payments accrue, in accordance with your regular method of accounting for U.S. federal income tax purposes.

Upon the sale, exchange, redemption or maturity of your notes, you should recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or maturity (excluding amounts attributable to interest) and your tax basis in your notes. Your tax basis in your notes will generally be equal to the amount that you paid for the notes. Such capital gain or loss should generally be short-term capital gain or loss if you hold the notes for one year or less, and should be long-term capital gain or loss if you hold the notes for more than one year. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income. The deductibility of capital losses is subject to limitations.

Other Possible Tax Treatments. Assuming that your notes have a term of more than one year, the IRS might treat the notes as “contingent payment debt instruments.” In that event, regardless of whether you are an accrual-method or cash-method taxpayer, (i) in each year that you hold your notes, you will be required to accrue into income original issue discount on your notes at the Issuer’s “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the notes and (ii) any income recognized at maturity or upon sale, exchange or redemption of your notes will generally be treated as interest income. In addition, you could be subject to special reporting requirements if any loss exceeded certain thresholds. You should consult your tax adviser regarding these issues.

It is also possible that the IRS could seek to characterize your notes as notional principal contracts. It is also possible that the interest payments would not be treated as either interest or ordinary income for U.S. federal income tax purposes, but instead would be treated in some other manner. For example, the interest payments could be treated all or in part as contract fees in respect of a forward contract, and the United States federal income tax treatment of such contract fees is uncertain.

It is also possible that your notes could be treated in the manner described above, except that (i) any gain or loss that you recognize at maturity or upon sale, exchange or redemption of your notes would be treated as ordinary income or loss or (ii) you should not include the interest payments, if any, in income as you receive them but instead you should reduce your basis in your notes by the amount of the interest payments that you receive. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your notes for United States federal income tax purposes.

In 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the notes would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for U.S. Holders of the notes are the timing and character of income or loss. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

If your notes have a term of one year or less, the IRS may assert that your notes should be treated as contingent short-term notes. There is no statutory, judicial or administrative authority that governs how short-term contingent debt should be treated for U.S. federal income tax purposes. Accordingly, if your notes have a term of one year or less, you should consult your tax advisor about this potential alternative treatment. Moreover, the relevant terms supplement will further discuss the U.S. federal income tax treatment of your notes if such notes have a term of one year or less.

Tax Consequences to Non-U.S. Holders

You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	a nonresident alien individual;
•	a foreign corporation; or
•	a foreign estate or trust.

You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale or exchange of a note.

Except as provided below, payments on the notes to Non-U.S. Holders will not be subject to U.S. federal withholding tax if the following conditions are satisfied:

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of the Issuer’s stock entitled to vote;
•	the Non-U.S. Holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to the Issuer through actual or constructive ownership;
•	the Non-U.S. Holder is not a bank receiving interest on a loan made in the ordinary course of its trade or business;
•	interest payable on the notes is either (a) not determined by reference to any receipts, sales or other cash flow, income or profits, change in the value of any property of, or any dividend or similar payment made by the Issuer or a person related to us, within the meaning of Section 871(h)(4)(A) of the Code or (b) determined by reference to changes in the value of actively traded property or an index of the value of actively traded property, within the meaning of Section 871(h)(4)(C)(v) of the Code; and

•	the payments are not effectively connected with a trade or business conducted by the Non-U.S. holder in the United States and either (a) the Non-U.S. Holder provides a correct, complete and executed IRS Form W-8BEN, IRS Form W-8BEN-E, Form W-8IMY or other applicable form (or applicable successor form) with appropriate attachments, or (b) the Non-U.S. Holder holds its note through a qualified intermediary (generally a foreign financial institution or clearing organization or a Non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS) which has provided an IRS Form W-8IMY and has received documentation upon which it can rely to treat the payment as made to a foreign person.

If any of these conditions are not satisfied, interest (including original issue discount) on the notes may be subject to a 30% withholding tax, unless an income tax treaty reduces or eliminates the tax or the interest is effectively connected with the conduct of a U.S. trade or business and, in either case, certain certification requirements are met.

Notwithstanding the foregoing, as previously discussed, the United States federal income tax treatment (including the applicability of withholding) of the interest payments on the notes treated as income-bearing pre-paid derivative contracts is uncertain, and although the Issuer believes it is reasonable to take a position that the interest payments on such notes are not subject to U.S. withholding tax (at least if an appropriate and valid IRS Form W-8 is provided), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction or elimination of that rate under an applicable income tax treaty), unless income from your notes is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States). In the event of any withholding, the Issuer will not be required to pay any additional amounts with respect to amounts so withheld. If you are a Non-U.S. Holder, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes in light of your particular circumstances. If you are eligible for a reduced rate of United States withholding tax, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

“Effectively connected” payments includable in your United States gross income are generally taxed at rates applicable to United States citizens, resident aliens, and domestic corporations; if you are a corporate Non-U.S. Holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances.

In general, gain realized on the sale, exchange, retirement, redemption or other disposition of the notes by a Non-U.S. Holder will not be subject to U.S. federal income tax, unless:

•	the gain with respect to the notes is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States, or
•	the Non-U.S. Holder is a nonresident alien individual who holds the notes as a capital asset and is present in the United States for more than 182 days in the taxable year of the sale and certain other conditions are satisfied.

If the gain realized on the sale, exchange, retirement, redemption or other disposition of the notes by the Non-U.S. Holder is described in either of the two preceding bullet points, the Non-U.S. Holder may be subject to U.S. federal income tax with respect to the gain except to the extent that an income tax treaty reduces or eliminates the tax and the appropriate documentation is provided.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization of the notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the notes to become subject to withholding tax, the Issuer (or its withholding agents) will likely be required to withhold at the applicable statutory rate and the Issuer will not make payments of any additional amounts. Prospective Non-U.S. Holders of the notes should consult their own tax advisors in this regard.

Furthermore, in 2007, as discussed above, the Treasury Department and the IRS released a notice requesting comments on various issues, including whether instruments such as your notes should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effects, that would cause payments on your notes at maturity to be subject to withholding, even if you comply with certification requirements as to your foreign status.

Non-U.S. Holders should note that the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any interest or coupon payments and amounts Non-U.S. Holders receive upon the sale, exchange, redemption or maturity of such notes, could be collected via withholding. If these regulations were to apply to the notes, the Issuer may be required to withhold such taxes if any dividends are paid on stocks included in any Equity Index referenced by the notes during the term of the notes. The Issuer could also require Non-U.S. Holders to make certifications prior to any interest or coupon payments or the maturity of the notes in order to avoid or minimize withholding obligations, and the Issuer could withhold accordingly (subject to their potential right to claim a refund from the IRS) if such certification were not received or were not satisfactory. If withholding was required, the Issuer would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2019, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We will determine, as of the issue date of your notes, if your notes will be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for Non-U.S. Holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. Non-U.S. Holders should consult their tax advisor concerning these regulations or subsequent official guidance and regarding any other possible alternative characterizations of their notes for U.S. federal income tax purposes.

Non-U.S. Holders should also note that Sections 1471-1474 of the Code and the Treasury Regulations thereunder (“FATCA”) impose withholding taxes on certain types of payments made to “foreign financial institutions,” as specially defined under FATCA, and certain other non-U.S. entities. FATCA imposes a 30% withholding tax on payments of interest on, and gross proceeds from the sale or other disposition of, the notes paid to a foreign financial institution unless the foreign financial institution is deemed to be compliant with FATCA or enters into an agreement with the IRS to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, FATCA imposes a 30% withholding tax on the same types of payments to a non-financial foreign entity of a certain type unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information to the IRS or to the withholding agent regarding each substantial U.S. owner. These rules currently apply to interest (including original issue discount) and other periodic payments and will apply to payments of gross proceeds from the sale or other disposition of the notes after December 31, 2018. Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to their ownership and disposition of the notes. If withholding is so required, the Issuer will not be required to pay any additional amounts with respect to amounts so withheld.

Federal Estate Tax

Notes Treated as Indebtedness. Notes treated as indebtedness will not be includible in the estate of a Non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of the Issuer or, at the time of such individual’s death, payments in respect of the notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Notes Treated as Income-Bearing Pre-Paid Derivative Contracts. Individual Non-U.S. Holders, and entities the property of which is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note treated as an income-bearing pre-paid derivative contract is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisers regarding the U.S. federal estate tax consequences of investing in such notes.

Backup Withholding and Information Reporting

You may be subject to information reporting. You may also be subject to backup withholding on payments in respect of your securities unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you provide a properly completed the applicable IRS Form W-8 appropriate to your circumstances. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

THE TAX CONSEQUENCES TO YOU OF OWNING AND DISPOSING OF NOTES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

Plan of Distribution (Conflicts of Interest)

Under (1) the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co., as issuer, and J.P. Morgan Securities LLC, as agent (with respect to notes issued by JPMorgan Chase & Co., an “Agent” or “JPMS”), and certain other agents that are or may become party to that Master Agency Agreement, as amended or supplemented, from time to time (with respect to notes issued by JPMorgan Chase & Co., each an “Agent” and collectively with JPMS, the “Agents”) and (2) the terms and subject to the conditions contained in the Master Agency Agreement entered into among JPMorgan Financial, as issuer, JPMorgan Chase & Co., as guarantor, and J.P. Morgan Securities LLC, as agent (with respect to notes issued by JPMorgan Financial, an “Agent” or “JPMS”), and certain other agents that are or may become party to that Master Agency Agreement, as amended or supplemented, from time to time (with respect to notes issued by JPMorgan Financial, each an “Agent” and collectively with JPMS, the “Agents”), JPMS has agreed and any additional Agents will agree to use reasonable efforts to solicit offers to purchase the principal amount of notes set forth in the cover page of the relevant terms supplement. The Issuer will have the sole right to accept offers to purchase the notes and may reject any offer in whole or in part. Each Agent may reject, in whole or in part, any offer it solicited to purchase notes. The Issuer will pay an Agent, in connection with sales of these notes resulting from a solicitation that Agent made or an offer to purchase that Agent received, a commission as set forth in the relevant terms supplement. An Agent will allow a concession to other dealers, or the Issuer may pay other fees, in the amount set forth on the cover page of the relevant terms supplement.

The Issuer may also sell notes to an Agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the relevant terms supplement. That Agent may resell notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that Agent determines and as the Issuer will specify in the relevant terms supplement. An Agent may offer the notes it has purchased as principal to other dealers. That Agent may sell the notes to any dealer at a discount and, unless otherwise specified in the relevant terms supplement, the discount allowed to any dealer will not be in excess of the discount that Agent will receive from the Issuer. After the initial public offering of notes that the Agent is to resell on a fixed public offering price basis, the Agent may change the public offering price, concession and discount.

The Issuer’s and the Guarantor’s (if applicable) affiliates, including JPMS, may use this product supplement, any accompanying underlying supplement and the prospectus supplement, prospectus or terms supplement in connection with offers and sales of the notes in the secondary market. JPMS or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of that offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

Unless otherwise specified in the relevant terms supplement, there is currently no public trading market for the notes. In addition, unless otherwise specified in the relevant terms supplement, the Issuer has not applied and does not intend to apply to list the notes on any securities exchange or to have the notes quoted on a quotation system. JPMS may act as a market-maker for the notes. However, JPMS is not obligated to do so and may discontinue any market-making in the notes at any time in its sole discretion. Therefore, there are no assurances that a liquid trading market for the notes will develop, that you will be able to sell your notes at a particular time or that the price you receive if you sell your notes will be favorable.

In connection with an offering of the notes, JPMS may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position for JPMS. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If JPMS engages in stabilizing or syndicate covering transactions, it may discontinue them at any time.

Certain of the Agents engage in transactions with and perform services for the Issuer, the Guarantor (if applicable) and their affiliates in the ordinary course of business.

No action has been or will be taken by the Issuer, the Guarantor (if applicable), JPMS or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement, any accompanying underlying supplement or the prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of the relevant terms supplement, this product supplement, any underlying supplement, the prospectus supplement or the prospectus or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on the Issuer, the Guarantor (if applicable), the Agents or any dealer.

Each Agent has represented and agreed that it will not offer or sell the notes in any non-U.S. jurisdiction (i) if that offer or sale would not be in compliance with any applicable law or regulation or (ii) if any consent, approval or permission is needed for that offer or sale by that Agent or for or on the Issuer’s or the Guarantor’s (if applicable) behalf, unless the consent, approval or permission has been previously obtained. The Issuer and the Guarantor (if applicable) will have no responsibility for, and the applicable Agent will obtain, any consent, approval or permission required by that Agent for the subscription, offer, sale or delivery by that Agent of the notes, or the distribution of any offering materials, under the laws and regulations in force in any non-U.S. jurisdiction to which that Agent is subject or in or from which that Agent makes any subscription, offer, sale or delivery. For additional information regarding selling restrictions, please see “Notice to Investors” in the accompanying prospectus supplement.

Conflicts of Interest

JPMS has a “conflict of interest” within the meaning of FINRA Rule 5121 in any offering of the notes in which it participates because JPMorgan Chase & Co. owns, directly or indirectly, all of the outstanding equity securities of JPMS, because JPMS and JPMorgan Financial are under common control by JPMorgan Chase & Co. and because the net proceeds received from the sale of the notes will be used, in part, by JPMS or its affiliates in connection with hedging the Issuer’s obligations under the notes. The offer and sale of the notes by JPMS will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s participation in a public offering of notes of an affiliate. In accordance with FINRA Rule 5121, neither JPMS nor any other affiliated underwriter, agent or dealer of the Issuer may sell the notes to any of its discretionary accounts without the specific written approval of the customer.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Title I of Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Code, prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, referred to herein as “Parties in Interest”) with respect to such Plans. As a result of JPMorgan Chase & Co.’s business, it, and its current and future affiliates (including JPMorgan Financial), may be Parties in Interest with respect to many Plans. Where the Issuer (or its affiliate) is a Party in Interest with respect to a Plan (either directly or by reason of the Issuer’s ownership interests in its directly or indirectly owned subsidiaries), the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless statutory or administrative exemptive relief were available.

In this regard, certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase or holding of the notes that (a) it is not a Plan or a Plan Asset Entity and its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or a Plan Asset Entity or (b) its purchase and holding of the notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

In this regard, certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the notes will be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding will not constitute or result in a violation of any applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the relevant provisions of ERISA, the Code or applicable Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The notes are contractual financial instruments. The financial exposure provided by the notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the notes. The notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the notes.

Each purchaser or holder of any notes acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and will make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and will not rely in any way upon the Issuer, the Guarantor (if applicable) or their affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the notes, (B) the purchaser or holder’s investment in the notes, or (C) the exercise of, or failure to exercise, any rights the Issuer or the Guarantor (if applicable) has under or with respect to the notes;
(ii)	the Issuer and its affiliates have acted and will act solely for the Issuer’s own account in connection with (A) all transactions relating to the notes and (B) all hedging transactions in connection with its obligations under the notes;
(iii)	any and all assets and positions relating to hedging transactions by the Issuer or its affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;
(iv)	the Issuer’s or the Guarantor’s (if applicable) interests are adverse to the interests of the purchaser or holder; and
(v)	none of the Issuer, the Guarantor (if applicable) and any of their affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that the Issuer, the Guarantor (if applicable) or any of their affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any notes to any Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by the Issuer, the Guarantor (if applicable) or any of their affiliates or representatives that such an investment is appropriate for, or meets all relevant legal requirements with respect to investments by, Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.